SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

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OVERLAND STORAGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OVERLAND STORAGE, INC.

4820 Overland Avenue

San Diego, California 92123

April 1, 2010

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of Overland Storage, Inc. to be held at the company office, located at 4820 Overland Avenue, San Diego, California 92123, on Friday, April 23, 2010 at 9:00 a.m. (Pacific Time).

The attached notice of special meeting and proxy statement include the agenda for the special meeting, explain the matters that we will discuss at the special meeting and provide general information about our company.

Your vote is very important. Whether or not you plan to attend the special meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure your representation at the special meeting. We have provided a postage-paid envelope for your convenience. If you plan to attend the special meeting and prefer to vote in person, you may still do so even if you have already returned your proxy card.

If you are a shareholder of record (that is, if your stock is registered with us in your own name), then you may vote by telephone, or electronically via the Internet, by following the instructions included in the proxy statement and with your proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through Broadridge Financial Solutions, Inc. that allows you to vote by telephone or via the Internet. If so, the voting form that your nominee sends you will provide telephone and Internet voting instructions.

We look forward to seeing you at the special meeting.

Sincerely,

ERIC L. KELLY

President and Chief Executive Officer

OVERLAND STORAGE, INC.

4820 Overland Avenue

San Diego, California 92123

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

April 23, 2010

The special meeting of shareholders of Overland Storage, Inc. will be held at the company office, located at 4820 Overland Avenue, San Diego, California 92123, on Friday, April 23, 2010 at 9:00 a.m. (Pacific Time) for the following purposes:

1.	To approve the full conversion of our outstanding shares of Series A Convertible Preferred Stock into 4,521,616 shares of common stock and the full exercise of outstanding warrants exercisable to purchase up to 6,373,266 shares of common stock;

2.	To approve amendments to our 2009 Equity Incentive Plan, including an increase in the number of shares of common stock available for award grant purposes under the 2009 Equity Incentive Plan by 3,276,149 shares of common stock;

3.	To approve an amendment to our Amended and Restated Articles of Incorporation to increase the authorized number of shares of our common stock from 45,000,000 shares to 45,100,000 shares; and

4.	To transact any other business that may properly come before the special meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement.

Our Board of Directors has fixed the close of business on March 11, 2010 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting or at any adjournment or postponement thereof. A list of shareholders entitled to vote at the special meeting will be available for inspection at our offices.

Please note that holders of Series A Convertible Preferred Stock and warrants are not entitled to vote their shares of Series A Convertible Preferred Stock or shares of common stock received upon exercise of the warrants (to the extent that any warrants are exercised prior to the record date for the special meeting) on Proposal 1, but such holders are entitled to vote such shares on Proposals 2 and 3 and on any other business that may properly come before the special meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting

This proxy statement is available on-line at http://proxy.overlandstorage.com.

By order of the Board of Directors,

KURT L. KALBFLEISCH
Dated: April 1, 2010	Secretary

All shareholders are cordially invited to attend the special meeting in person. Whether or not you expect to attend the special meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure your representation at the special meeting. A postage-paid return envelope is enclosed for your convenience. Shareholders with shares registered directly with our transfer agent, Wells Fargo Shareowner Services, may choose to vote those shares via the Internet at http://www.eproxy.com/ovrl, or they may vote telephonically, within the United States and Canada, by calling 1-800-560-1965. Shareholders holding shares with a broker, bank or other nominee may also be eligible to vote via the Internet or to vote telephonically if their broker, bank or other nominee participates in the proxy voting program provided by Broadridge Financial Solutions, Inc. See “Voting Shares Registered in the Name of a Broker, Bank or Other Nominee” in the proxy statement for further details on the Broadridge program. Even if you have given your proxy, you may still vote in person if you attend the special meeting. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the special meeting, then you must obtain from the record holder a proxy issued in your name.

OVERLAND STORAGE, INC.

4820 Overland Avenue

San Diego, California 92123

PROXY STATEMENT

General Information

The Board of Directors of Overland Storage, Inc., a California corporation, is providing these proxy materials to you in connection with the solicitation of proxies for use at a special meeting of shareholders. The special meeting will be held at the company office, located at 4820 Overland Avenue, San Diego, California 92123, on Friday, April 23, 2010 at 9:00 a.m. (Pacific Time) or at any adjournment or postponement thereof, for the purposes stated herein. This proxy statement summarizes the information that you will need to know to vote in an informed manner.

Voting Rights and Outstanding Shares

We will begin mailing this proxy statement and the accompanying proxy card on or about April 2, 2010 to all shareholders of record that are entitled to vote. We have two classes of voting securities outstanding: common stock and Series A Convertible Preferred Stock (“Series A Preferred Stock”). Except as described below, the shares of common stock and the shares of Series A Preferred Stock vote together on all matters submitted to a vote of shareholders. Each share of common stock that you own entitles you to one vote on all matters to be voted upon at the special meeting. Each share of Series A Preferred Stock that you own entitles you to one vote on all matters to be voted upon at the special meeting other than Proposal 1. Only shareholders at the close of business on March 11, 2010, the record date, are entitled to vote at the special meeting. On the record date, 6,341,148 shares of common stock and 794,659 shares of Series A Preferred Stock were outstanding.

The proxy card indicates the number of shares you own. We will have a quorum to conduct the business of the special meeting if holders of a majority of the aggregate voting power are present, in person or by proxy. Abstentions and broker non-votes (i.e., shares held by a broker, bank or other nominee that are represented at the special meeting, but that the broker, bank or other nominee is not empowered to vote on a particular Proposal) will be counted in determining whether a quorum is present at the special meeting.

Approval of each of the Proposals requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the special meeting and (ii) a majority of the shares required to constitute the quorum. Only “for” and “against” votes are counted for purposes of determining the votes received in connection with each Proposal. Therefore, broker non-votes and abstentions have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the special meeting. However, approval of each Proposal also requires the affirmative vote of a majority of shares necessary to constitute the quorum, and therefore abstentions and broker non-votes could prevent the approval of the Proposals because they do not count as affirmative votes. In order to minimize the number of broker non-votes, we encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice of Special Meeting of Shareholders.

Voting Shares Registered in Your Name

If you are a shareholder of record, you may vote in one of four ways:

•	Attend the special meeting and vote in person;

•	Complete, sign, date and return the enclosed proxy card;

•	Vote by telephone following the instructions included with your proxy card and outlined below; or

•	Vote via the Internet following the instructions included with your proxy card and outlined below.

If you are a shareholder of record, then you may go to http://www.eproxy.com/ovrl/ to vote your shares via the Internet. The votes represented by this proxy will be generated on the computer screen and you will be prompted to submit or revise your vote as desired. If you are using a touch-tone telephone and are calling from the United States or Canada, you may vote your shares by calling 1-800-560-1965 and following the recorded instructions.

Votes submitted by telephone or via the Internet must be received by 9:00 p.m. (Pacific Time) on Thursday, April 22, 2010. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the special meeting.

Voting Shares Registered in the Name of a Broker, Bank or Other Nominee

Most beneficial owners whose stock is held in street name will receive instructions for voting their shares from their broker, bank or other nominee, rather than our proxy card.

A number of brokers and banks participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that allows shareholders to grant their proxy to vote shares by means of the telephone or via the Internet. If your shares are held in an account with a broker or bank participating in the Broadridge program, then you may vote your shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at Broadridge’s web site at http://www.proxyvote.com.

If you wish to vote in person at the special meeting, then you must obtain a legal proxy issued in your name from the broker, bank or other nominee that holds your shares of record.

Tabulation of Votes

A representative from our transfer agent, Wells Fargo Shareowner Services, will tabulate the votes. All shares represented by proxy will be voted in accordance with the instructions given on the proxy so long as the proxy is properly executed and received by us prior to the close of voting at the special meeting or any adjournment or postponement thereof. If no instruction is given, then the proxy will be voted “for” each of the Proposals. In addition, the individuals that we have designated as proxies for the special meeting will have discretionary authority to vote for or against any other shareholder matter presented at the special meeting.

Revocability of Proxies

As a shareholder of record, once you have submitted your proxy by mail, telephone or Internet, you may revoke it at any time before it is voted at the special meeting. You may revoke your proxy in any one of three ways:

•	You may grant another proxy marked with a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•	You may notify our Secretary in writing that you wish to revoke your proxy before it is voted at the special meeting; or

•	You may vote in person at the special meeting.

Solicitation

This solicitation is made by our Board of Directors and we will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. We have retained The Proxy Advisory Group, LLC to provide consulting services and to assist us with the solicitation of proxies, and we will pay fees and reimburse customary expenses that are not expected to exceed $17,000 in the aggregate. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the mail, but may be supplemented by telephone, telegram, facsimile, Internet or personal solicitation by our directors, executive officers, employees or other agents. No additional compensation will be paid to these individuals for these services.

Shareholder Proposals for 2010

Requirements for Shareholder Proposals to be Considered for Inclusion in Overland’s Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at our 2010 annual meeting of shareholders must be received by us not later than July 28, 2010 in order to be considered for inclusion in our proxy materials for that meeting.

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that, for shareholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the shareholder must have given timely notice of the proposal or nomination in writing to our Secretary. To be timely for the 2010 annual meeting, a shareholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between August 27, 2010 and September 26, 2010. A shareholder’s notice to the Secretary must set forth, as to each matter the shareholder proposes to bring before the annual meeting, the information required by our bylaws.

Separate Copy of Proxy Materials

If you share an address with another shareholder, each shareholder may not receive a separate copy of our proxy materials. Shareholders who do not receive a separate copy of our proxy materials, and who want to receive a separate copy, may request to receive a separate copy of our proxy materials by writing to Investor Relations at Overland Storage, Inc., 4820 Overland Avenue, San Diego, California 92123, or by calling 1-800-729-8725. We undertake to deliver promptly a copy of the proxy materials upon the receipt of such request. Shareholders who share an address and receive multiple copies of our proxy materials may also request to receive a single copy following the instructions above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management.

The following table outlines the ownership of our common stock as of March 25, 2010 (except as otherwise indicated below) by:

•	each of our directors;

•	each of our named executive officers;

•	all current directors and executive officers as a group; and

•	every person or entity that we know beneficially owns more than 5% of our outstanding securities.

This table is based upon information supplied by our named executive officers, directors and principal shareholders, filings with the Securities and Exchange Commission (the “SEC”) and certain of our records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Beneficial Ownership (1)
	Series A Preferred Stock (2)		Common Stock (3)		Common Stock Assuming Approval of Proposal 1 (4)		Common Stock Assuming Approval of Proposal 1 and Full Exercise of Warrants (5)
Beneficial Owner	Number	Percentage	Number	Percentage	Number	Percentage	Number	Percentage
5% Shareholders
Special Situations Funds (6)	566,665	71.3%	1,586,400	19.9%	7,769,030	50.4%	7,769,030	45.1%
Special Situations Funds 527 Madison Avenue Suite 2600 New York, NY 10022

Stephens Investment Management LLC (7)	99,999	12.6%	1,586,400	19.9%	1,785,576	15.3%	1,785,576	10.4%
One Ferry Building, Suite 255 San Francisco, CA 94111

Pergament Multi-Strategy Opportunities, LP (8)	33,333	4.2%	456,999	6.7%	456,999	4.1%	456,999	2.7%
950 Third Avenue, 3rd Floor New York, NY 10022

Steven J. Brown (9)	36,666	4.6%	475,963	7.0%	475,963	4.3%	475,963	2.8%
c/o Pergament Multi-Strategy Opportunities, LP 950 Third Avenue, 3rd Floor New York, NY 10022

Kingsbrook Opportunities Master Fund LP (10)	33,333	4.2%	456,998	6.7%	456,998	4.1%	456,999	2.7%
c/o Kingsbrook Partners LP 590 Madison Avenue, 27th Floor New York, NY 10022

Marathon Capital Management LLC	—	—	375,866	5.9%	375,866	3.5%	375,866	2.2%
4 North Park Drive, Suite 106 Hunt Valley, MD 21030

	Beneficial Ownership (1)
	Series A Preferred Stock		Common Stock		Common Stock Assuming Approval of Proposal 1		Common Stock Assuming Approval of Proposal 1 and Full Exercise of Warrants
Beneficial Owner	Number	Percentage	Number	Percentage	Number	Percentage	Number	Percentage
Executive Officers and Directors
Robert A. Degan (11)	—	—	48,806	*	48,806	*	48,806	*
Nora M. Denzel (12)	—	—	20,140	*	20,140	*	20,140	*
Kurt L. Kalbfleisch (13)	—	—	70,997	1.1%	70,997	*	70,997	*
Eric L. Kelly (14)	8,666	1.1%	256,482	4.0%	256,482	2.3%	256,482	1.5%
Scott McClendon (15)	3,333	*	279,835	4.4%	279,835	2.6%	277,968	1.6%
Michael Norkus (16)	—	—	33,807	*	33,807	*	33,807	*
W. Michael Gawarecki (17)	—	—	70,682	1.1%	70,682	*	70,682	*
Vernon A. LoForti (18)	—	—	111,455	1.7%	111,455	1.0%	111,455	*
Ravi Pendekanti (19)	—	—	66,666	1.0%	66,666	*	66,666	*
Current directors and executive officers as a group (20)	19,332	2.4%	893,663	13.5%	893,663	8.1%	893,663	5.2%

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities, including any securities that grant a shareholder the right to acquire shares of common stock within 60 days of March 25, 2010, such as the shares of Series A Preferred Stock and warrants.
(2)	Percentage is based on 794,659 shares of Series A Preferred Stock outstanding as of March 25, 2010.
(3)	Percentage is based on 6,345,811 shares of common stock outstanding as of March 25, 2010.
(4)	Percentage is based on 10,867,427 shares of common stock outstanding, including 6,345,811 shares of common stock outstanding as of March 25, 2010 and 4,521,616 shares of common stock issuable upon the automatic conversion of all 794,659 shares of Series A Preferred Stock if our shareholders approve Proposal 1. To the extent applicable, beneficial ownership figures include such number of shares of common stock issuable upon exercise of warrants held by each beneficial owner and exercisable within 60 days of March 25, 2010.
(5)	Percentage is based on 17,240,693 shares of common stock outstanding, including 6,345,811 shares of common stock outstanding as of March 25, 2010, 4,521,616 shares of common stock issuable upon the automatic conversion of all 794,659 shares of Series A Preferred Stock if our shareholders approve Proposal 1 and 6,373,266 shares of common stock issuable upon the exercise of outstanding warrants which will be fully exercisable if our shareholders approve Proposal 1.
(6)	The number of shares of Series A Preferred Stock includes 233,333 shares held directly by Special Situations Fund III Q.P., L.P., 166,666 shares held directly by Special Situations Private Equity Fund, L.P., 23,333 shares held directly by Special Situations Technology Fund, L.P. and 143,333 shares held directly by Special Situations Technology Fund II, L.P. MGP Advisors Limited (“MGP”) is the general partner of the Special Situations Fund III, QP, L.P. AWM Investment Company, Inc. (“AWM”) is the general partner of MGP and the investment adviser to the Special Situations Fund III, QP, L.P., the Special Situations Technology Fund, L.P., the Special Situations Technology Fund II, L.P. and the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above.
(7)

The number of shares of Series A Preferred Stock includes 33,333 shares held directly by Orphan Fund, L.P. (“Orphan Fund”), 16,666 shares held directly by Nanocap Fund, L.P. (“Nanocap Fund”) and 50,000 shares held directly by Stephens Industry II, L.P. (“Industry Fund”). The number of shares of common stock includes 174,577 shares held directly by Orphan Fund, 120,000 shares held directly by Nanocap Fund and 120,000 shares held directly by Industry Fund. Stephens Investment Management, LLC (“SIM”) serves as general partner and investment manager for Orphan Fund, Nanocap Fund and Industry Fund. SIM and Paul Stephens, Brad Stephens and Bart Stephens, as managing members and owners of SIM, may be deemed to beneficially own the securities owned by Orphan Fund, Nanocap Fund and Industry Fund, insofar as they may be deemed to have the power to direct the voting or disposition of such securities. Each of SIM and Messrs. Stephens disclaim beneficial ownership as to such securities, except to the extent of its or his pecuniary interest therein.

(8)	Arthur Pergament, Michael Rieger and Steven Brown share voting and investment power over these securities.
(9)	The number of shares of Series A Preferred Stock includes 3,333 shares held directly by Mr. Brown and 33,333 shares held directly by Pergament Multi-Strategy Opportunities, LP as described in note (5) above over which Mr. Brown shares voting and investment power. The number of shares of common stock includes 18,964 shares beneficially owned by Mr. Brown and 456,999 shares beneficially owned by Pergament Multi-Strategy Opportunities, LP as described in note (5) above over which Mr. Brown shares voting and investment power.
(10)	Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and, consequently, has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and, as a result, may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.
(11)	The number of shares of common stock includes 333 shares held directly by Mr. Degan’s wife and 48,140 shares issuable upon exercise of options granted to Mr. Degan and exercisable within 60 days of March 25, 2010.
(12)	The number of shares of common stock includes 19,474 shares issuable upon exercise of options granted to Ms. Denzel and exercisable within 60 days of March 25, 2010.
(13)	The number of shares of common stock includes 70,997 shares issuable upon exercise of options granted to Mr. Kalbfleisch and exercisable within 60 days of March 25, 2010.
(14)	Mr. Kelly is our President and Chief Executive Officer and a member of our board of directors. The number of shares of Series A Preferred Stock includes 8,666 held directly by a revocable family trust for which Mr. Kelly serves as a trustee. The number of shares of common stock includes 118,817 shares issuable upon conversion of Series A Preferred Stock and exercise of warrants beneficially owned by a revocable family trust for which Mr. Kelly serves as a trustee, 666 shares held directly by Mr. Kelly and 136,999 shares underlying options granted to Mr. Kelly and exercisable within 60 days of March 25, 2010.
(15)	Mr. McClendon is our Chairman of the Board. The number of shares of Series A Preferred Stock includes 3,333 shares held directly by The McClendon Family Trust DTD 12/31/1991 for which Mr. McClendon and his wife, Elizabeth C. McClendon, serve as trustees (the “McClendon Family Trust”). The number of shares of common stock includes 45,698 shares issuable upon conversion of Series A Preferred Stock and exercise of warrants beneficially owned by the McClendon Family Trust, 128,333 shares held directly by the McClendon Family Trust, 33,333 shares held directly by Mr. McClendon through his self-directed IRA, 333 shares held directly by Mrs. McClendon and 72,139 shares underlying options granted to Mr. McClendon and exercisable within 60 days of March 25, 2010.
(16)	The number of shares of common stock includes 31,474 shares issuable upon exercise of options granted to Mr. Norkus and exercisable within 60 days of March 25, 2010.
(17)	Mr. Gawarecki’s employment with our company terminated on March 27, 2009. The number of shares of common stock includes 67,232 shares issuable upon exercise of options granted to Mr. Gawarecki and exercisable within 60 days of March 25, 2010.
(18)	Mr. LoForti’s employment with our company terminated on September 28, 2009. The number of shares of common stock includes 111,455 shares issuable upon exercise of options granted to Mr. LoForti and exercisable within 60 days of March 25, 2010.
(19)	Mr. Pendekanti’s employment with our company terminated on February 25, 2010. The number of shares of common stock includes 66,666 shares issuable upon exercise of options granted to Mr. Pendekanti and exercisable within 60 days of March 25, 2010.
(20)	Includes the security ownership of Ms. Denzel, Messrs. Degan, Kalbfleisch, Kelly, McClendon and Norkus, Geoff Barrall, our Chief Technology Officer and Vice President of Engineering, Jillian Mansolf, our Vice President of Worldwide Sales and Marketing, and Dr. Christopher Gopal, our Vice President of Worldwide Operations. Does not include the security ownership of Messrs. Gawarecki, LoForti and Pendekanti.

Except as described in this proxy statement with respect to the issuance of shares of common stock upon conversion of the Series A Preferred Stock and exercise of the warrants which may result in a change of control for the purposes of The Nasdaq Listing Rules (the “Listing Rules”), we are aware of no arrangements, including any pledge by any person of our common stock or Series A Preferred Stock, the operation of which may at a subsequent date result in a change of control of our company.

PROPOSAL 1

APPROVAL OF THE FULL CONVERSION OF OUR OUTSTANDING SHARES OF SERIES A PREFERRED STOCK INTO 4,521,616 SHARES OF COMMON STOCK AND THE FULL

EXERCISE OF OUTSTANDING WARRANTS EXERCISABLE TO PURCHASE

UP TO 6,373,266 SHARES OF COMMON STOCK

Background

During the past year, our management and our Board of Directors recognized our need for additional working capital beyond the capital we raised in our public offering in October 2009 to fund, among other things, product development and sales and marketing expansion. Accordingly, in late 2009 we engaged an investment bank, Roth Capital Partners, LLC (“Roth”), to help us identify different financing alternatives. In January 2010, we formalized our engagement with Roth to explore financing alternatives. Based on our stock price and the state of the capital markets for similarly situated companies, Roth, our management and our Board of Directors agreed that a private placement of our publicly-traded common stock and warrants exercisable to purchase common stock, targeting private venture capital investors and other institutional investors, had a higher likelihood of success.

Thereafter, Roth contacted potential investors on our behalf. From January 15 to January 28, 2010, our senior management met in person or held telephonic conference calls with approximately 19 potential investors to discuss the proposed private placement. During this period, our Board of Directors and senior management discussed the possibility that certain members of management and our Board of Directors (the “Affiliated Investors”) may participate in the private placement on terms identical to those negotiated with the non-Affiliated Investors. During the week of January 25, 2010, we continued to negotiate the proposed terms of the private placement of common stock and warrants with certain of the non-Affiliated Investors. During this time, Special Situations Funds, one of the potential non-Affiliated Investors together with its affiliates, (the “Lead Investor”), indicated an interest in investing substantial funds in the private placement, which would have resulted in the Lead Investor acquiring beneficial ownership of more than 20% of our outstanding common stock immediately prior to the private placement and required us to solicit shareholder approval of the private placement pursuant to the Listing Rules described more fully below. Due in part to our need to obtain additional working capital in a timely manner, our management determined that seeking shareholder approval of the private placement of common stock and warrants prior to closing the transaction was not in the best interests of our company and our shareholders. Therefore, we began to negotiate a private placement of preferred stock and warrants with the Lead Investor with provisions that would prevent any investor from obtaining 20% or more of our outstanding common stock by limiting the number of shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants, provided that we would subsequently solicit shareholder approval of the private placement to allow full conversion of the preferred stock and full exercise of the warrants. During the week of February 1, 2010, we continued to negotiate with the non-Affiliated Investors with respect to a private placement of common stock and warrants and with the Lead Investor with respect to a private placement of preferred stock and warrants. Following further discussions with the non-Affiliated Investors, the non-Affiliated Investors expressed interest in a private placement of preferred stock and warrants on substantially the same terms we had negotiated with the Lead Investor and we thereafter focused on that financing structure.

On February 2, 2010, our Board of Directors held a telephonic meeting to consider the private placement, including, in the alternative, a private placement of common stock and warrants or preferred stock and warrants, and the participation of the Affiliated Investors in either private placement. After extensive discussion of the terms and conditions among the members of our Board of Directors and with our senior management and advisors, a majority of the disinterested members of our Board of Directors recommended that the Board of Directors approve, in the alternative, a private placement of common stock and warrants or preferred stock and warrants, on the terms negotiated by us as of that date and further approve the participation of the Affiliated Investors. Thereafter, we continued to negotiate the proposed terms of a private placement of common stock and warrants with the non-Affiliated Investors and a private placement of preferred stock and warrants with the Lead

Investor, eventually focusing on the preferred stock and warrant financing structure. On February 8, 2010, our Board of Directors held an additional telephonic meeting to discuss and approve changes in the terms of the private placement of preferred stock and warrants, including proposed increases in the size of the private placement and the warrant coverage and the need to solicit shareholder approval to allow full conversion of the preferred stock and the full exercise of the warrants. Thereafter, we continued to negotiate the proposed terms of the private placement with the Lead Investor and reached agreement on the terms of the private placement. On February 17, 2010, our Board of Directors held a final telephonic meeting to discuss and approve changes in the terms of the private placement of preferred stock and warrants. Also on February 17, 2010, the Pricing Committee of our Board of Directors (comprised of the members of the Audit Committee of our Board of Directors), acting pursuant to authority delegated to it by our Board of Directors, approved the final terms and conditions of the private placement of preferred stock and warrants and the related transaction documents.

On February 18, 2010, we entered into a purchase agreement with certain investors, including the Lead Investor and the Affiliated Investors, pursuant to which we agreed to issue in a private placement an aggregate of 794,659 shares of Series A Preferred Stock, convertible into 4,521,616 shares of common stock, and warrants exercisable to purchase up to 6,373,266 shares of common stock for gross proceeds of approximately $11.9 million (the “PIPE”). The number of shares of common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants is subject to proportional adjustment for stock splits, reverse stock splits, stock dividends or other reclassifications or combinations of our common stock. In addition, the warrants provide for weighted-average anti-dilution protection as described more fully below. In connection with the PIPE, we have agreed to solicit shareholder approval of the full conversion of the outstanding Series A Preferred Stock and the full exercise of the warrants on or prior to April 30, 2010.

Shareholder Approval and the Listing Rules

We are subject to the Listing Rules because our common stock is listed on The Nasdaq Global Market. Listing Rule 5635(b) requires us to obtain shareholder approval for any issuance or sale of common stock, or securities convertible into or exercisable for common stock, that would result in a change of control of our company. Pursuant to the Listing Rules, a “change of control” occurs if an investor (or group of investors) has the right to acquire 20% or more of our outstanding shares of common stock or voting power and such ownership or voting power is the largest ownership position in our company. Subject to the limitations on conversion of the Series A Preferred Stock and exercise of the warrants described below, the Lead Investor would have the right to acquire more than 20% of our outstanding shares of common stock and voting power and such ownership and voting power would be the largest ownership position in our company. Therefore, we have agreed to solicit shareholder approval of the full conversion of the outstanding Series A Preferred Stock into 4,521,616 shares of common stock and the full exercise of the outstanding warrants exercisable to purchase up to 6,373,266 shares of common stock.

Prior to receipt of shareholder approval, each holder of Series A Preferred Stock can convert its Series A Preferred Stock into that number of shares of common stock that, when taken together with all other shares of common stock then beneficially owned by such holder and its affiliates, does not exceed 19.999% of the total number of issued and outstanding shares of common stock. Similarly, each holder of warrants can exercise its warrants for that number of shares of common stock that, when taken together with all other shares of common stock then beneficially owned by such holder and its affiliates, does not exceed 19.999% of the total number of issued and outstanding shares of common stock. These limitations on conversion of Series A Preferred Stock and exercise of the warrants are commonly referred to as “blocker provisions.”

If the shareholders approve this Proposal 1, all outstanding shares of Series A Preferred Stock will automatically convert into 4,521,616 shares of common stock and the blocker provision in the warrants will expire.

If the shareholders do not approve this Proposal 1, holders will be entitled to convert the Series A Preferred Stock and exercise the warrants up to the maximum number of shares of common stock permitted under the applicable Listing Rules. In that case, outstanding shares of Series A Preferred Stock will be entitled to receive the liquidation preference and 6% annual dividend described more fully below. In addition, for so long as any shares of Series A Preferred Stock remain outstanding, we will be prohibited from taking certain corporate actions that may be in the best interest of our company and our shareholders as described more fully below.

Terms of the PIPE

On February 22, 2010, we closed the PIPE and issued 794,659 shares of Series A Preferred Stock and warrants initially exercisable to purchase up to 6,373,266 shares of common stock for gross proceeds of approximately $11.9 million. We are requesting in this Proposal 1 that the shareholders approve the full conversion of the outstanding Series A Preferred Stock into 4,521,616 shares of common stock and the full exercise of outstanding warrants exercisable to purchase up to 6,373,266 shares of common stock. We are not requesting shareholder approval of the authorization or issuance of any securities. The issuance and sale of Series A Preferred Stock and warrants in the PIPE were intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Regulation D “safe harbor” provisions of the Securities Act. Set forth below are the material terms of the PIPE.

THIS SUMMARY OF THE TERMS OF THE PIPE IS INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE PIPE; HOWEVER, IT IS NOT INTENDED AS A SUBSTITUTE FOR REVIEWING THE FORM OF PURCHASE AGREEMENT, THE CERTIFICATE OF DETERMINATION OF RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SERIES A CONVERTIBLE PREFERRED STOCK, THE FORM OF WARRANT AND THE FORM OF REGISTRATION RIGHTS AGREEMENT IN THEIR ENTIRETY, WHICH WE HAVE INCLUDED AS ANNEXES A, B, C AND D, RESPECTIVELY, TO THIS PROXY STATEMENT. YOU SHOULD READ THIS SUMMARY TOGETHER WITH THESE DOCUMENTS.

Series A Preferred Stock

On February 19, 2010, we filed the Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock (the “Certificate of Determination”) to our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) with the Secretary of State of the State of California, establishing the Series A Preferred Stock.

Each share of Series A Preferred Stock has a stated value of $15.00 and is convertible into shares of common stock at an initial conversion price of $2.6362 per share. The initial conversion price is based on the consolidated closing bid price of our common stock as quoted on The Nasdaq Global Market on February 17, 2010 ($2.46 per share) plus a premium for the warrant coverage required by the Listing Rules. The Series A Preferred Stock is convertible (i) at the option of the holder at any time after March 11, 2010, the record date for the special meeting, or (ii) automatically if the shareholders approve this Proposal 1, provided that in the case of clause (i), the Series A Preferred Stock is subject to a blocker provision limiting the number of shares of common stock into which the Series A Preferred Stock can be converted to comply with the Listing Rules described above. The blocker provision will expire if the shareholders approve this Proposal 1. In addition, the number of shares of common stock issuable upon conversion of the Series A Preferred Stock is subject to proportional adjustment for stock splits, reverse stock splits, stock dividends or other reclassifications or combinations of our common stock.

Each holder of Series A Preferred Stock is entitled to receive cumulative dividends at the rate of 6% per annum of the stated value for each share of Series A Preferred Stock held by such holder, provided that no dividend shall accrue or become payable on any shares of Series A Preferred Stock that are converted into common stock on or before June 30, 2010.

Each share of Series A Preferred Stock is entitled to a liquidation preference equal to the greater of (i) the stated value plus any accrued and unpaid dividends or (ii) such amount per share of Series A Preferred Stock as would have been payable had such share of Series A Preferred Stock been converted into common stock immediately prior to such liquidation.

Except as otherwise required by law, holders of Series A Preferred Stock are entitled to vote together with holders of common stock (based on one vote per share of Series A Preferred Stock) on any matter on which the holders of common stock are entitled to vote, provided that no shares of Series A Preferred Stock may be voted at the special meeting to approve this Proposal 1.

In addition, for so long as any shares of Series A Preferred Stock remain outstanding, we may not, among other things:

(1)	authorize, create, designate, establish or issue an increased number of shares of Series A Preferred Stock or any other class or series of capital stock ranking senior to or on parity with the Series A Preferred Stock;

(2)	amend any existing stock option, stock compensation or stock purchase plan to increase the number of shares of common stock covered thereby except for limited exceptions contemplated by the Certificate of Determination;

(3)	enter into any transaction with any affiliate or shareholder of ours without the approval of a majority of the non-employee members of the Board of Directors;

(4)	amend, alter or repeal, whether by merger, consolidation or otherwise our Articles of Incorporation, the Certificate of Determination or our Amended and Restated Bylaws in a manner which would adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; or

(5)	directly or indirectly purchase, redeem, repurchase or otherwise acquire any shares of common stock or any other class or series of our capital stock other than repurchases from current or former employees, consultants or directors upon a termination of service.

Warrants

Each warrant has an initial exercise price of $2.583 per share of common stock, for potential additional gross proceeds to us of approximately $16.5 million. The warrants are immediately exercisable, have a five year term and provide for weighted-average anti-dilution protection in the event that we issue additional shares of common stock at a price per share below the then-current exercise price of the warrants. The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants are also subject to proportional adjustment for stock splits, reverse stock splits, stock dividends or other reclassifications or combinations of our common stock. The warrants are subject to a blocker provision limiting the number of shares of common stock for which the warrants are exercisable to comply with the Listing Rule described above, as well as a floor on adjustments to the exercise price to comply with an additional Listing Rule. The blocker provision and the floor on adjustments to the exercise price will expire if the shareholders approve this Proposal 1.

In the event the closing bid price per share of our common stock on The Nasdaq Global Market equals or exceeds $7.103 for 20 consecutive trading days commencing on or after February 22, 2012, we may call all outstanding warrants upon 30 days prior written notice at a redemption price equal to $0.01 per share. Our right to call the warrants is subject to (i) the receipt of shareholder approval of this Proposal 1 and (ii) the effectiveness of the registration statement referred to below or the shares of common stock issuable upon exercise of the warrants being eligible for resale by the holder without restriction pursuant to Rule 144 of the Securities Act.

Registration Obligations

In connection with the PIPE, we entered into a registration rights agreement with the investors and Roth pursuant to which we agreed to file, at our expense, a registration statement with the SEC on or before March 24, 2010 to register the shares of common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants (including 180,865 shares of common stock issuable upon exercise of the warrant issued to Roth as partial compensation for its services as placement agent in connection with the PIPE). In the event we do not file the registration statement on or before March 24, 2010, we will be required to pay liquidated damages in an amount equal to 1.5% of the aggregate amount invested by each investor for each 30-day period or pro rata portion thereof after March 24, 2010 during which the registration statement has not been filed with the SEC. Our obligation to maintain an effective registration statement will expire when all securities covered by the registration statement have been sold or are eligible for resale by the holder without restriction pursuant to Rule 144 of the Securities Act.

Dilution

The PIPE had a dilutive effect on current shareholders in that the percentage ownership of current shareholders declined as a result of the PIPE. In addition, the number of shares of common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants will significantly increase the number of shares of common stock to be outstanding. This means that our current shareholders will own a smaller interest in us as a result of the PIPE and will have less ability to influence significant corporate decisions requiring shareholder approval. For purposes of example only, a shareholder who owned 10% of our outstanding shares of common stock as of March 25, 2010, would own approximately 5.8% of the outstanding shares of common stock immediately after the closing of the PIPE assuming the full conversion of Series A Preferred Stock (without giving effect to the limitation on conversion described in this Proposal 1), and would own approximately 3.7% of the outstanding shares of common stock immediately after the closing of the PIPE assuming the full conversion of Series A Preferred Stock and the full exercise of the warrants (without giving effect to the limitations on conversion and exercise, respectively, described in this Proposal 1).

As of March 25, 2010, we had 6,345,811 shares of common stock outstanding (excluding shares of common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants). If our shareholders were to approve this Proposal 1, all of the 794,659 shares of Series A Preferred Stock would automatically convert into 4,521,616 shares of common stock, equal to approximately 42% of the shares outstanding immediately after such conversion. Furthermore, if all of the investors in the PIPE subsequently exercised the warrants, they would receive a total of approximately 6,373,266 additional shares of common stock. The full conversion and exercise of the Series A Preferred Stock and warrants, respectively, would result in the investors in the PIPE owning approximately 63% of our total outstanding shares of common stock after such conversion and exercise. Furthermore, Special Situations Fund and its affiliates would beneficially own approximately 45% of our outstanding shares of common stock after such conversion and exercise. As a result, these investors could exert control over and substantially influence matters such as electing directors and approving mergers or other business combination transactions.

Interests of Certain Persons in the PIPE

Some of the investors in the PIPE are Affiliated Investors, which means they are either members of management or our Board of Directors. The following table sets forth the beneficial ownership of each Affiliated Investor in our common stock immediately prior to the closing of the PIPE, the number of shares of common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants that such Affiliated Investor agreed to purchase in the PIPE, and the beneficial ownership of such Affiliated Investor immediately following the closing of the PIPE.

	Beneficial Ownership (1)
		Shares of Common Stock Acquired in PIPE		After PIPE
Affiliated Investor +	Prior to Closing of PIPE	Upon Conversion of Series A Preferred Stock (2)	Upon Exercise of Warrants (3)	Shares of Common Stock	Percent of Class**
Eric Kelly (4)	666	49,309	69,507	119,482	*
Jillian Mansolf (5)	—	22,760	32,080	54,840	*
Scott McClendon (6)	161,998	18,964	26,733	207,695	1.2%
Dr. Christopher Gopal (7)	—	18,964	26,733	45,697	*

+	Except as otherwise indicated, the address for each Affiliated Investor is 4820 Overland Avenue, San Diego, CA, 92123.

*	Less than 1%.
**	Based on 17,236,030 shares of common stock outstanding immediately after the closing of the PIPE assuming the full conversion of all 794,659 shares of Series A Preferred Stock into 4,521,616 shares of common stock and the full exercise of all warrants to purchase 6,373,266 shares of common stock.
(1)	Beneficial ownership of each Affiliated Investor is computed on the same basis as that in the table on page 4, except as noted in the footnotes below. The affiliate relation of each Affiliated Investor to us is explained in the footnotes below.
(2)	Assumes the full conversion of Series A Preferred Stock into shares of common stock, which is shown here for illustrative purposes only.
(3)	Assumes the full exercise of warrants to purchase shares of common stock, which is shown here for illustrative purposes only.
(4)	Mr. Kelly is our President and Chief Executive Officer.
(5)	Ms. Mansolf is our Vice President of Worldwide Sales and Marketing.
(6)	Mr. McClendon is a member of our Board of Directors.
(7)	Dr. Gopal is our Vice President of Worldwide Operations.

Vote Required

Approval of this Proposal 1 requires the affirmative vote of the holders of a majority of the shares of common stock casting votes in person or by proxy on this Proposal 1 at the special meeting. The number of such affirmative votes must be at least a majority of the required quorum for the special meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FULL CONVERSION

OF OUR OUTSTANDING SERIES A PREFERRED STOCK INTO 4,521,616 SHARES OF COMMON STOCK AND THE FULL EXERCISE OF OUTSTANDING WARRANTS EXERCISABLE TO PURCHASE UP TO 6,373,266 SHARES OF COMMON STOCK

PROPOSAL 2

APPROVAL OF AMENDMENTS TO OUR 2009 EQUITY INCENTIVE PLAN, INCLUDING

AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARD

GRANT PURPOSES UNDER THE 2009 EQUITY INCENTIVE PLAN BY 3,276,149 SHARES

OF COMMON STOCK

Overview

At the special meeting, shareholders will be asked to approve amendments to our 2009 Equity Incentive Plan (the “2009 Plan”), including an increase in the number of shares of common stock available for award grant purposes under the 2009 plan by 3,276,149 shares of common stock. The proposed amendments would also increase the limit on the number of shares of common stock that may be delivered pursuant to “incentive stock options” granted under the 2009 Plan by 3,276,149 shares. (For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against, and are not in addition to, the aggregate 2009 Plan share limit described above.) In addition, the proposed amendments would increase the limit on the number of shares of common stock that may be subject to stock options and stock appreciation rights granted under the 2009 Plan to a participant in any fiscal year to 1,300,000 shares. The 2009 Plan amendments were approved, subject to shareholder approval, by the Board of Directors on February 16, 2010.

We believe that shareholder approval of the 2009 Plan amendments will allow us to continue to provide long-term incentives to key employees and other eligible service providers who are responsible for our success and growth. Increased stock ownership will further align their interests with the interests of shareholders and will assist us in attracting and retaining talented employees. If our shareholders do not approve the 2009 Plan amendments, the current share limits under the 2009 Plan will continue in effect.

The Board of Directors encourages shareholders to consider the following in voting to approve this Proposal 2, which the Board of Directors strongly believes are essential for our future success:

•

Achieving superior long-term results has always been a primary objective for us and therefore it is essential that our employees think and act like owners. Stock ownership helps enhance the alignment of the long-term economic interests of shareholders and employees. Accordingly, we have a history of issuing equity awards as a primary incentive to attract, motivate and retain employees. The ability to continue to make equity compensation grants is particularly important given our on-going salary reduction program. As of March 5, 2010, a total of 1,785,712 shares of common stock were subject to outstanding awards granted under the 2009 Plan (including awards granted subject to shareholder approval of the 2009 Plan amendments as described below under “New Plan Benefits”), and no shares of common stock were then available for new award grants under the 2009 Plan.

•

Our employees are our most valuable asset. Our ability to grant equity compensation awards is vital (i) to attract and keep intact a talented management team and (ii) to attract and retain other talented and experienced individuals as we compete for employees against larger competitors.

Summary Description of the 2009 Plan

Following is a summary of the principal provisions of the 2009 Plan. If there is any inconsistency between the below summary and the 2009 Plan’s terms or if there is any inaccuracy in the below summary, the terms of the 2009 Plan shall govern. The 2009 Plan has been filed as Annex F to the copy of this proxy statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at http://www.sec.gov. You may also obtain, free of charge, a copy of the 2009 Plan by writing to Investor Relations, Overland Storage, Inc., 4820 Overland Avenue, San Diego, California 92123, or by calling 1-800-729-8725.

Background and Purpose of the 2009 Plan. The purpose of the 2009 Plan is to promote the long-term success of our company and the creation of shareholder value by:

•	encouraging employees, non-employee directors and consultants to focus on critical long-range objectives,

•	encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications, and

•	linking employees, outside directors and consultants directly to shareholder interests through increased stock ownership.

The 2009 Plan permits the grant of the following types of equity-based incentive awards: (1) stock options (which can be either ISOs or nonstatutory stock options), (2) stock appreciation rights, (3) restricted shares, and (4) stock units.

Eligibility to Receive Awards. Employees, non-employee directors and consultants of our company and certain of our related companies are eligible to receive awards under the 2009 Plan. The 2009 Plan Committee (as defined below) generally selects, in its discretion, the individuals who will be granted awards under the 2009 Plan. As of March 5, 2010, approximately 210 of our employees (including each of our named executive officers) and the four non-employee members of our Board of Directors were eligible to participate in the 2009 Plan.

Shares Subject to the 2009 Plan. Currently, the maximum number of shares of common stock that can be issued under the 2009 Plan is equal to the sum of (i) 416,666 shares plus (ii) the number of shares (if any) that are subject to any outstanding awards under our prior stock incentive plans (the “Prior Plans”) that, at any time after January 5, 2010, are either forfeited or are repurchased at original cost by us plus any shares that are not issued to the award holder as a result of a Prior Plan outstanding award being exercised or settled for less than the full number of shares that are subject to such exercise or settlement. If our shareholders approve this 2009 Plan proposal, the number of shares referred to in clause (i) above will be increased by an additional 3,276,149 shares. It is worth noting that the shares covered by clause (ii) above have previously been approved by shareholders for issuance under the Prior Plans and so the only increase to potential shareholder dilution are the shares subject to this 2009 Plan proposal. For purposes of the 2009 Plan and this Proposal 2, our “Prior Plans” consist of our 1995 Stock Option Plan, 1997 Executive Stock Option Plan, 2000 Stock Option Plan, 2001 Supplemental Stock Option Plan, and 2003 Equity Incentive Plan. As of March 5, 2010, the fair market value of our common stock (as determined by the last sale price quoted by The Nasdaq Global Market on such date) was $2.15.

Administration of the 2009 Plan. The 2009 Plan is generally administered by a committee comprised solely of independent members of our Board of Directors (“2009 Plan Committee”) whose composition must consist of two or more independent members of our Board of Directors. The members of the 2009 Plan Committee must be independent “non-employee directors” under Rule 16b-3 of the Exchange Act, and “outside directors” under Section 162(m) of the Internal Revenue Code. The Board of Directors has designated our Compensation Committee as the 2009 Plan Committee. A secondary committee of two or more directors, who need not all be independent, may be delegated authority to make grants to non-executive individuals who are not subject to Section 16 of the Exchange Act or Section 162(m) of the Internal Revenue Code. Subject to the terms of the 2009 Plan, the 2009 Plan Committee has the sole discretion, among other things, to:

•	select the individuals who will receive awards;

•	determine the terms and conditions of awards (for example, the exercise price and vesting schedule);

•	correct any defect, supply any omission, or reconcile any inconsistency in the 2009 Plan or any award agreement;

•	accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate; and

•	interpret the provisions of the 2009 Plan and outstanding awards.

The 2009 Plan Committee may also use the 2009 Plan to issue shares under other plans or subplans as may be deemed necessary or appropriate, such as to provide for participation by our non-U.S. employees and those of any of our subsidiaries and affiliates. The Board of Directors or the 2009 Plan Committee may suspend or terminate awards if they reasonably believe that a participant has committed an act of “cause” (as defined in the 2009 Plan). In addition, awards may be subject to any policy that we may implement on the recoupment of compensation (referred to as a clawback policy). The members of the Board of Directors, the 2009 Plan Committee and their delegates shall be indemnified by us to the maximum extent permitted by applicable law for actions taken or not taken regarding the 2009 Plan.

No Repricing. In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by our shareholders) will any adjustment be made to a stock option or stock appreciation right award under the 2009 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Types of Awards

Stock Options. A stock option is the right to acquire shares of common stock at a fixed exercise price over a fixed period of time. The 2009 Plan Committee (or, if authorized for non-executive employees, the secondary committee) will determine the number of shares of common stock covered by each stock option and the exercise price of the shares of common stock subject to each stock option, but such per share exercise price cannot be less than the fair market value of our common stock on the date of grant of the stock option.

Stock options granted under the 2009 Plan may be either ISOs or nonstatutory stock options (NSOs). As required by the Internal Revenue Code and applicable regulations, ISOs are subject to various limitations. For example, the exercise price for any ISO granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant and such ISO must expire not later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of our common stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. The 2009 Plan provides that no more than 1,820,865 shares may be issued pursuant to the exercise of ISOs. If the shareholders approve this Proposal 2, this limit will increase by 3,276,149 shares.

A stock option granted under the 2009 Plan generally cannot be exercised until it becomes vested. The 2009 Plan Committee establishes the vesting schedule of each stock option at the time of grant. The maximum term life for stock options granted under the 2009 Plan may not exceed ten years from the date of grant.

The exercise price of each stock option granted under the 2009 Plan must be paid in full at the time of exercise, either with cash or through a broker-assisted “cashless” exercise and sale program, or through another method approved by the 2009 Plan Committee. The optionee must also make arrangements to pay any taxes we are required to withhold at the time of exercise.

Stock Appreciation Rights. A stock appreciation right is the right to receive, upon exercise, an amount equal to the excess of the fair market value of the shares of commons tock on the date of exercise over the fair market value of the shares of common stock covered by the exercised portion of the stock appreciation right on the date of grant. The 2009 Plan Committee determines the terms of stock appreciation rights, including the exercise price, the vesting and the term of the stock appreciation right. The maximum term life for stock appreciation rights granted under the 2009 Plan may not exceed ten years from the date of grant. The 2009 Plan Committee may determine that a stock appreciation right will only be exercisable if our company satisfies performance goals established by the 2009 Plan Committee. Settlement of a stock appreciation right may be in shares of common stock or in cash, or any combination thereof, as the 2009 Plan Committee may determine.

Restricted Shares. Awards of restricted shares are shares of common stock that vest in accordance with the terms and conditions established by the 2009 Plan Committee. The 2009 Plan Committee also will determine any other terms and conditions of an award of restricted shares. In determining whether an award of restricted shares should be made, and/or the vesting schedule for any such award, the 2009 Plan Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the 2009 Plan Committee may determine that an award of restricted shares will vest only if our company satisfies performance goals established by the 2009 Plan Committee.

Stock Units. Stock units are the right to receive an amount equal to the fair market value of the shares of commons tock covered by the stock unit at some future date after the grant. The 2009 Plan Committee will determine all of the terms and conditions of an award of stock units, including the vesting period. Upon each vesting date of a stock unit, a participant will be entitled to receive an amount equal to the then fair market value of the shares of commons tock on the settlement date. The 2009 Plan Committee may determine that an award of stock units will vest only if our company satisfies performance goals established by the 2009 Plan Committee. Payment of stock units may be in shares of common stock or in cash, or any combination thereof, as the 2009 Plan Committee may determine.

Performance Conditions. The 2009 Plan specifies performance conditions that the 2009 Plan Committee may include in awards that are intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m). Examples of these performance condition criteria include one or more of the following:

•     net order dollars

•     net profit dollars

•     net revenue dollars

•     profit/loss or profit margin

•     operating profit

•     net operating profit

•     operating margin

•     working capital

•     sales or revenue

•     revenue growth

•     gross margin

•     cost of goods sold

•     individual performance

•     cash

•     accounts receivables

•     write-offs

•     cash flow

•     liquidity

•     income

•     net income

•     operating income

•     net operating income

•     earnings

•     earnings before interest, taxes, depreciation and/or amortization

•     earnings per share

•     growth in earnings per share

•     price/earnings ratio

•     debt or debt-to-equity

•     economic value added

•     assets

•     return on assets

•     return on equity

•     stock price

•     shareholders’ equity

•     total shareholder return, including stand-alone or relative to a stock market or peer group index

•     return on capital

•     return on assets or net assets

•     return on investment

•     return on operating revenue

•     any other financial objectives

•     objective customer satisfaction indicators and efficiency measures

•     operations

•     research or related milestones

•     intellectual property (e.g., patents)

•     product development

•     site, plant or building development

•     internal controls

•     policies and procedures

•     information technology

•     human resources

•     corporate governance

•     business development

•     market share

•     strategic alliances, licensing and partnering

•     contract awards or backlog

•     expenses

•     overhead or other expense reduction

•     compliance programs

•     legal matters

•     accounting and reporting

•     credit rating

•     strategic plan development and implementation

•     mergers and acquisitions and divestitures

•     financings

•     management

•     improvement in workforce diversity

•     or any similar criteria.

Performance conditions must be satisfied for the applicable performance period for awards containing performance goals to vest.

Including one or more of the foregoing performance conditions in awards of stock and stock units to persons subject to the limitations of Internal Revenue Code Section 162(m) can permit these awards to qualify as performance-based compensation. Approval of the material terms of the 2009 Plan (including participant eligibility, the foregoing specified performance condition criteria and the numerical limitations on the magnitude of grants) by shareholders is necessary for grants of stock options, stock appreciation rights, restricted shares and stock units to employees covered by Internal Revenue Code Section 162(m) to qualify for the performance-based compensation exception to the income tax deduction limitations of Section 162(m) of the Internal Revenue Code. See the section under the heading “Internal Revenue Code Section 162(m) Limits” below for further details.

Limited Transferability of Awards. Awards granted under the 2009 Plan generally are not transferrable other than upon death, or pursuant to a court-approved domestic relations order. However, the 2009 Plan Committee may in its discretion permit awards other than ISOs to be transferred. Generally, where transfers are permitted, they will be permitted only by gift to a member of the participant’s immediate family or to a trust or other entity for the benefit of the member(s) of the participant’s and/or his or her immediate family.

Termination of Employment, Death or Disability. The 2009 Plan Committee will determine the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, disability or retirement.

Corporate Transaction. In the event that we are a party to a merger or other reorganization, outstanding awards will be subject to the agreement of merger or reorganization. Such agreement may provide for (a) the continuation of the outstanding awards by our company, if our company is a surviving corporation, (b) the assumption of the outstanding awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding awards, (d) full exercisability or vesting and accelerated expiration of the outstanding awards, (e) settlement of the full value of the outstanding awards in cash or cash equivalents followed by cancellation of such awards or (f) cancellation of outstanding awards with or without consideration. The Board of Directors need not adopt the same rules for each award or participant.

Adjustments. In the event of a stock split, reverse stock split, share dividend or similar transaction, the maximum aggregate number of shares of common stock reserved for issuance under the 2009 Plan , the number and kind of securities available for awards (and which can be issued as ISOs ), the per person annual limitations on awards issued under the 2009 Plan, the number and kind of securities covered by each outstanding award, the exercise price under each outstanding stock option and stock appreciation right, and the number and kind of outstanding securities issued under the 2009 Plan will automatically adjust appropriately. Such adjustments were made in connection with the one-for-three reverse stock split approved by our shareholders and effected on December 8, 2009.

Change in Control. The 2009 Plan Committee will decide the effect of a change in control of our company on outstanding awards. The 2009 Plan Committee may, among other things, provide that awards will fully vest upon a change in control, or upon a change in control followed by an involuntary termination within a certain period of time.

Deferral of Awards. Subject to 2009 Plan Committee approval and compliance with applicable tax laws, participants may elect to (a) defer amounts (cash or shares) that would otherwise be paid or delivered from the exercise or settlement of certain awards to a deferred compensation account with our company, or (b) convert shares that would otherwise be delivered as a result of the exercise of a stock option or stock appreciation right to an equal number of stock units. Any deferred compensation account established on behalf of a participant will generally represent an unfunded and unsecured obligation of our company.

Term of the 2009 Plan. The 2009 Plan will continue in effect until November 14, 2019 or until earlier terminated by the Board of Directors.

Governing Law. The governing state law of the 2009 Plan (except for choice of law provisions) is California which is the state of our corporate headquarters and where most of our employees are employed.

Amendment and Termination of the 2009 Plan. The Board of Directors generally may amend or terminate the 2009 Plan at any time and for any reason, except that the Board of Directors must obtain shareholder approval of material amendments, including any addition of shares, or repricing of stock options or stock appreciation rights after the date of their grant as required by the Listing Rules. The 2009 Plan is scheduled to terminate on November 14, 2019 if not terminated earlier by the Board of Directors.

Certain Federal Income Tax Information

The following is a general summary as of March 2010 of the federal income tax consequences to us and to U.S. participants for awards granted under the 2009 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with their own tax advisors regarding the tax implications of their awards under the 2009 Plan.

Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the shares of common stock for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. A participant who disposes of shares of common stock acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income as of the date of exercise equal to the difference between the exercise price and fair market value of the shares of common stock. Any additional gain or loss recognized upon any later disposition of the shares of commons tock would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more. The difference between the option exercise price and the fair market value of the shares of commons tock on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Nonstatutory Stock Options. A participant who receives an NSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares of commons tock would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares of common stock received. Any additional gain or loss recognized upon any later disposition of any shares of commons stock received would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more.

Restricted Shares. A participant will not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an Internal Revenue Code Section 83(b) election. Instead, he or she will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares of common stock or cash received minus any amount paid for the shares.

Stock Units. No taxable income is reportable when unvested stock units are granted to a participant. Upon settlement of the vested stock units, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the stock units.

Income Tax Effects for our Company. We generally will be entitled to a tax deduction in connection with an award under the 2009 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NSO).

Excess Parachute Payments. The benefits of an award may be reduced if, as a result of an excise tax that would be imposed by Section 4999 of the Internal Revenue Code for “parachute payments,” the after-tax value of the award to the participant will be greater than if the award were not so reduced. In addition, the 2009 Plan Committee may determine at the time of granting an award or any time after grant to reduce an award so that the award will not be subject to the limitation on deductibility of parachute payments imposed by Section 280G of the Internal Revenue Code.

Internal Revenue Code Section 162(m) Limits. Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one fiscal year with respect to certain of our executive officers. However, qualified performance-based compensation approved by shareholders is not subject to the deduction limit. In this regard, the 2009 Plan imposes the following annual grant limits on awards that may be made to any one individual and that are intended to constitute qualified performance-based compensation under Internal Revenue Code Section 162(m):

Share Grant Limit Per Fiscal Year
Stock options and SARs	133,333
Stock Units	33,333
Restricted Shares	33,333

Shareholders are being asked to approve an increase in the annual limit on stock options and SARs to 1,300,000 shares.

Our 2009 Plan is intended to enable certain awards to constitute performance-based compensation not subject to the annual deduction limitations of Section 162(m) of the Internal Revenue Code. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy that all compensation must be deductible.

Internal Revenue Code Section 409A. Section 409A of the Internal Revenue Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Internal Revenue Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of an excise tax of 20% on the employee over and above the income tax owed plus possible penalties and interest. The types of arrangements covered by Section 409A of the Internal Revenue Code are broad and may apply to certain awards available under the 2009 Plan (such as stock units). The intent is for the 2009 Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Internal Revenue Code to the extent applicable.

New Plan Benefits

In February 2010, the 2009 Plan Committee approved certain grants of stock options under the 2009 Plan that were subject to shareholder approval of the proposed increase in the number of shares of common stock available for issuance under the 2009 Plan. The following table sets forth for each of the groups identified below the number of shares of common stock subject to options that are subject to shareholder approval of this Proposal 2. Other than the options reflected in the table below, we have not approved any awards under the 2009 Plan that are conditioned upon shareholder approval of this Proposal 2. If the 2009 Plan and this Proposal 2 had been in effect in fiscal 2009, we expect that our award grants for fiscal 2009 would not have been substantially different from those actually made in that year under the Prior Plans.

Name and Position	Number of Shares Underlying Options Granted Subject to Shareholder Approval of this Proposal 2
Named Executive Officer Group
Eric L. Kelly President and Chief Executive Officer	1,238,000
Vernon A. LoForti Former Chief Executive Officer, President and Secretary	—
Kurt L. Kalbfleisch Vice President of Finance, Chief Financial Officer and Secretary	177,000
Ravi Pendekanti Vice President of Business Development and Solutions	—
W. Michael Gawarecki Former Vice President of Operations	—
Total Current Executive Officer Group (5 persons)	1,771,712
Non-Executive Director Group	—
Non-Executive Officer Employee Group	—

Aggregate Past Grants Under the 2009 Plan

As of March 5, 2010, awards covering 1,849,712 shares of common stock had been granted under the 2009 Plan (including shares subject to awards that are subject to shareholder approval of this Proposal 2 and shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 2009 Plan). The following table shows information regarding the distribution of all awards among the persons and groups identified below, option exercises prior to that date, and option holdings as of that date.

			Number of Shares Underlying Options as of March 5, 2010
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired on Exercise	Exercisable	Unexercisable
Named Executive Officers
Eric L. Kelly President and Chief Executive Officer	1,238,000	—	—	1,238,000
Vernon A. LoForti Former Chief Executive Officer, President and Secretary	—	—	—	—
Kurt L. Kalbfleisch Vice President of Finance, Chief Financial Officer and Secretary	177,000	—	—	177,000
Ravi Pendekanti Former Vice President of Business Development and Solutions	—	—	—	—
W. Michael Gawarecki Former Vice President of Operations	—	—	—	—
Total for All Current Executive Officers as a Group (5 persons)	1,771,712	—	—	1,771,712
Robert A. Degan	—	—	—	—
Nora M. Denzel	—	—	—	—
Scott McClendon	—	—	—	—
Michael Norkus	—	—	—	—
Total for All Current Non-Executive Directors as a Group (4 persons)	—	—	—	—
Each other person who has received 5% or more of the options, warrants or rights under the 2009 Plan	—	—	—	—
All employees, including all current officers who are not executive officers of directors, as a group	14,000	—	—	14,000
Total	1,785,712	—	—	1,785,712

Equity Compensation Plan Information

For more information on our equity compensation plans, please see the “Equity Compensation Plan Information” section on page 40 below.

Summary

We believe strongly that the approval of the 2009 Plan amendments is essential to our future success. Awards such as those provided under the 2009 Plan constitute an important incentive for participants and will help us to attract and retain qualified individuals to serve on behalf of our company. Each of our executive officers and directors is eligible to participate in the 2009 Plan.

Vote Required

Approval of this Proposal 2 requires the affirmative vote of the holders of a majority of the shares casting votes in person or by proxy on this Proposal 2 at the special meeting. The number of such affirmative votes must be at least a majority of the required quorum for the special meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF

AMENDMENTS TO OUR 2009 EQUITY INCENTIVE PLAN, INCLUDING AN INCREASE IN THE

NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARD GRANT PURPOSES UNDER

THE 2009 EQUITY INCENTIVE PLAN BY 3,276,149 SHARES OF COMMON STOCK

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF

INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON

STOCK FROM 45,000,000 SHARES TO 45,100,000 SHARES

Overview

At the special meeting, shareholders will be asked to approve an amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 45,000,000 shares to 45,100,000 shares. The proposed amendment to the Articles of Incorporation was approved, subject to shareholder approval, by the Board of Directors on March 11, 2010. Brokers, banks and other nominees will have discretionary authority to vote on this Proposal 3.

The complete text of the form of the Certificate of Amendment of Articles of Incorporation is set forth in Annex E to this proxy statement. Such text is, however, subject to revision for such changes as may be required by the California Secretary of State and other changes consistent with this Proposal 3 that we may deem necessary or appropriate.

As of March 5, 2010, 6,341,148 shares of common stock were issued and outstanding, 10,894,882 shares of common stock were reserved for issuance upon conversion of the Series A Preferred Stock and exercise of the warrants issued in connection with the PIPE, 1,510,461 shares of common stock were reserved for issuance upon exercise of outstanding options and other stock awards granted under our various equity compensation plans, and 431,862 shares of common stock were reserved for future issuance pursuant to our various equity incentive plans.

The Board of Directors believes it is in the best interests of our company and our shareholders to have sufficient additional authorized but unissued shares of common stock available to provide flexibility for corporate action in the future to support our business. Our management believes that the availability of additional authorized shares for issuance from time to time in the discretion of the Board of Directors in connection with potential transactions or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Articles of Incorporation. We currently have no specific understandings, arrangements or agreements, either oral or written, regarding the issuance of common stock in connection with any such transactions subsequent to the increase in the number of authorized shares of common stock. Even if the shareholders approve this Proposal 3, we reserve the right not to amend the Articles of Incorporation if the Board of Directors does not deem such amendment to be in the best interests of our company and our shareholders following the special meeting.

We do not intend to solicit further authorization by vote of the shareholders for the issuance of the additional shares of common stock proposed to be authorized by this Proposal 3, except as required by applicable law, regulatory authorities, the Listing Rules or any other exchange or quotation service on which the common stock may then be listed or quoted. The issuance of additional shares of common stock could have the effect of diluting existing shareholder earnings per share, book value per share and voting power.

Vote Required

Approval of this Proposal 3 requires the affirmative vote of the holders of a majority of the shares casting votes in person or by proxy on this Proposal 3 at the special meeting. The number of such affirmative votes must be at least a majority of the required quorum for the special meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF

INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON

STOCK FROM 45,000,000 SHARES TO 45,100,000 SHARES

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Director Compensation Table for Fiscal Year 2009

The following table provides compensation information for the year ended June 28, 2009 for each non-employee member of the Board of Directors. See the Summary Compensation Table below for information related to the compensation of Mr. Kelly and Mr. LoForti who were directors in Fiscal Year 2009 and who also served as executive officers during the fiscal year.

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)(3)	Total
Robert A. Degan	$61,050	$3,389	$64,439
Nora M. Denzel	$56,800	$3,389	$60,189
Scott McClendon	$71,500	$6,419	$77,919
William J. Miller	$54,150	$3,389	$57,539
Michael Norkus	$58,150	$3,389	$61,539

(1)	Commencing in September 2008, non-employee director fees were accrued rather than paid out. A portion of these deferred fees were paid in November, and it is expected that the balance of the accrued fees will be paid in 2009 and/or 2010. The fees also reflect a company-wide temporary 10% reduction in compensation that was instituted on January 8, 2009 by the Compensation Committee.
(2)	In accordance with recent changes in the SEC’s disclosure rules, the amounts listed in this column represent the fair value on the grant date of the option awards granted to our non-employee directors during fiscal 2009. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of these awards, see Note 11 to the consolidated financial statements included in our annual report on Form 10-K for the year ended June 28, 2009.
(3)	At fiscal year 2009 end, the number of shares of common stock subject to outstanding option awards for each director were as follows after giving retroactive effect to the one-for-three reverse stock split approved by our shareholders and effected on December 8, 2009: Mr. Degan—52,332, Ms. Denzel—12,000, Mr. McClendon—64,665, Mr. Miller—20,500, and Mr. Norkus—24,000.

Overview of Non-Employee Director Compensation and Procedures

We compensate non-employee directors through cash and equity-based compensation. Prior to January 2010, each non-employee director received a quarterly retainer of $5,000, plus $2,500 for each meeting of the Board of Directors attended ($1,250 if held telephonically). The Chairman of the Board received an additional $2,500 per quarter. Members of the Audit Committee and the Compensation Committee each received an additional retainer of $500 per quarter. Members of the Nominating and Governance Committee each received $500 for each committee meeting attended ($250 if held telephonically and no fee if held the same day as a Board of Directors meeting). We also reimburse expenses incurred by non-employee directors to attend meetings.

Prior to January 2010, in addition to the above fees, each non-employee director received stock options to acquire shares of our common stock. Under the option grant formula provided in our 2003 Equity Incentive Plan (2003 Plan), each continuing non-employee director annually received a nonqualified stock option to purchase 6,000 shares of common stock on the same date as our annual meeting of shareholders. These options have a per share exercise price equal to the fair market value of our common stock on the date of grant and vest in equal monthly installments over a 12-month period-from the grant date. Effective as of November 2007, these stock option grants have a maximum exercise term of six years. Under the 2003 Plan, when a new non-employee director joined the Board of Directors, such director was awarded a new stock option for a number of shares of common stock determined by multiplying 500 by the number of months remaining until the next scheduled annual meeting of shareholders, giving credit for any partial month. Such option vested at the rate of 500 shares per month and became fully-vested as of the next annual meeting of shareholders.

In September 2008, in an effort to maximize our working capital, we began to accrue the cash fees that are paid to our directors for Board of Directors and committee service. A portion of these deferred fees were paid in November and December 2009 and February 2010, and it is expected that the balance of the deferred fees will be paid in 2010 after the Compensation Committee determines to resume making payment of such fees.

On December 9, 2008, Ms. Denzel and Messrs. Degan, Kelly, McClendon, Miller and Norkus each received an annual option grant under the 2003 Plan to purchase 6,000 shares of common stock at a per share exercise price of $0.75.

As part of a cost reduction effort, the Compensation Committee instituted on January 8, 2009 a company-wide temporary 10% reduction in salaries for executive officers, employees, and members of the Board of Directors.

In connection with his service on an ad hoc committee formed to review and assist with our operating plan, on January 27, 2009, Mr. McClendon received a fully vested stock option grant under the 2003 Plan to purchase 5,000 shares of common stock at a per share exercise price of $0.78.

In April 2009, the Board of Directors, upon the recommendation of the Compensation Committee, agreed to compensate Mr. Kelly with $50,000 in director fees related to his service as chair of an ad hoc committee formed to review and assist with our operating plan from December 9, 2008 to January 26, 2009. Such amount was paid to Mr. Kelly in February 2010.

Effective January 2010, the Board of Directors approved changes to the cash compensation program for our non-employee directors described above. Under the new program, each non-employee director receives an annual retainer of $40,000, payable in quarterly installments, and the Chairman of the Board receives an additional annual retainer of $10,000. The fees for attending Board and committee meetings described above have been eliminated. These fees are also being accrued as described above in an effort to maximize our working capital. In addition, our non-employee directors receive annual grants of options to purchase a number of shares of our common stock with a fair market value of $50,000 as of the grant date. These options have an exercise price equal to the fair market value of our common stock on the grant date and vest in monthly installments over the one-year period after grant. The annual grants of stock options to our non-employee director under the 2003 Plan described above have been eliminated.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The names of our current executive officers, their ages as of March 5, 2010, and their positions are shown below. Biographical summaries of each of our executive officers are included below.

Name	Age	Position Held
Eric L. Kelly	51	President and Chief Executive Officer
Christopher Gopal	58	Vice President of Worldwide Operations
Kurt L. Kalbfleisch	44	Vice President of Finance, Chief Financial Officer and Secretary
Jillian Mansolf	43	Vice President of Worldwide Sales and Marketing
Geoff Barrall	40	Chief Technology Officer and Vice President of Engineering

Eric L. Kelly has served as our President since January 2010, as our Chief Executive Officer since January 2009 and as a member of our Board of Directors since November 2007. From April 2007 to January 2009, he served as president of Silicon Valley Management Partners Inc., a management consulting and M&A advisory firm, which he co-founded in April 2007. From July 2004 to August 2006, Mr. Kelly was Vice President and General Manager of storage systems solutions at Adaptec, Inc. From August 2002 to July 2004, he served as President and CEO of Snap Appliance, Inc., which was acquired by Adaptec. From March 2000 to June 2002, Mr. Kelly served as President, Network Systems Division of Maxtor Corporation. Prior to Maxtor, he served as the Chief Operating Officer of Isyndicate, Inc. From July 1998 to January 2000 he was the Enterprise Vice President for Dell Computer Corporation. From 1980 to 1998 he served in executive or managerial roles with Netpower Incorporated, Diamond Multimedia Systems Incorporated, Conner Peripherals Incorporated, Marq Technologies Incorporated and IBM.

Christopher S. Gopal, Ph.D. joined us as our Vice President of Worldwide Operations in September 2009. Prior to joining us, Dr. Gopal was with Applied Solar, Inc. as their Chief Operating Officer from November 2008 to August 2009 and Executive Vice President, World Wide Operations from November 2007 to November 2008. Applied Solar filed for protection under Chapter 11 of the U.S. Bankruptcy Code in July 2009. From November 2006 to October 2007, he was a director at Deloitte Consulting, and served as an independent consultant to electronics manufacturing firms from September 2005 to November 2006. He was the Vice President of Commercial Supply Chain at SAIC from June 2003 to August 2005. Dr. Gopal was the vice president of Global Supply Chain Services at Unisys from November 2001. He has served as Vice President Worldwide Operations for Dell Computer and as a senior partner and director of Ernst & Young’s Global Supply Chain & Operations Consulting Services. He has worked and consulted for many of the leading worldwide companies in the technology and consumer product industries, where he has helped develop supply chain strategy and information strategy, source products, and then executed those strategies. Dr. Gopal has been an invited speaker and panel member at leading supply chain and information technology forums and co-authored three books, including “Supercharging Supply Chains: New Ways to Increase Value through Global Operational Excellence.”

Kurt L. Kalbfleisch has served as our Chief Financial Officer since February 2008, as our Vice President of Finance since July 2007, and as our Secretary since October 2009. He served as our Interim Chief Financial Officer from August 2007 to February 2008. Mr. Kalbfleisch has been an employee of our company since December 1993 and has served in key management roles in our finance department during that time. Prior to joining our company, Mr. Kalbfleisch worked as a manufacturing budget analyst for McDonnell Douglas Corporation, a major aerospace manufacturer and defense contractor, from July 1989 to December 1993.

Jillian Mansolf has served as our Vice President of Worldwide Sales and Marketing since joining us in July 2009. From August 2008 to June 2009, Ms. Mansolf served as Senior Vice President of Worldwide Sales and Marketing for Data Robotics, Incorporated, a developer of data storage products. From May 2006 to July 2008 she was Vice President of Worldwide Marketing & Product Management for Motion Computing, a creator of tablet personal computers. From November 2002 to February 2005, Ms. Mansolf was Vice President of

Worldwide Sales and Channel Marketing for Snap Appliance, a designer and manufacturer of NAS and SAN software and hardware products through the acquisition by Adaptec Corporation. The Snap division of Adaptec was acquired by Overland in June 2008. From December 2001 to November 2002 she was Vice President of Worldwide Sales and Marketing for Maxtor Corporation, a manufacturer of hard, external and portable drives. Prior to that time, Ms. Mansolf held key positions for Dell Computer Corporation from 1997 to 2001 serving first as a Director of Marketing for Workstation Products and Services from June 1997 to April 1998 and later as an Area Vice President for the Large Corporate Accounts Division from May 1998 to December 2001. Prior to her tenure with Dell, she held sales management positions with Netpower Incorporated and Tandon Computer Corporation.

Geoff Barrall, joined us as our Chief Technology Officer and Vice President of Engineering in February 2010. Prior to joining us, Dr. Barrall served as the Chief Executive Officer of Data Robotics, Inc. from April 2005 to December 2010, the maker of the world’s first data storage robot and a company he founded in 2005. Dr. Barrall has founded five companies including BlueArc Corporation, a supplier of enterprise Network Attached Storage (NAS), as well as several information technology and consulting services firms. Dr. Barrall is a current member of the board of directors of Nexsan Corporation, a provider of disk-based storage systems. In addition to his roles at Data Robotics and BlueArc, he also served on the board of directors of Tacit Networks and was an executive consultant to the senior team at Brocade Communications. His storage experience also includes sitting on the boards of advisors for Data Domain and NeoPath. As a designer, Dr. Barrall has more than a dozen data storage-related patents to his credit.

Executive officers serve at the pleasure of the Board of Directors. There are no arrangements or understandings between any officer and any other person pursuant to which such executive officer was or is to be selected as an executive officer. There are no family relationships between any executive officer, director or person nominated by the company to become a director or executive officer.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2009

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended June 28, 2009 and June 29, 2008:

Name and Principal Position	Fiscal Year	Salary (1)		Bonus (2)	Option Awards (3)	All Other Compensation (4)	Total
	(amounts shown in $)
Eric L. Kelly	2009	167,692		—	112,469	119,496	399,657
President and Chief Executive Officer (5)

Vernon A. LoForti	2009	356,385		—	19,260	20,981	396,626
Former Chief Executive Officer, President and Secretary (6)	2008	388,989		—	156,825	26,717	572,531

Kurt L. Kalbfleisch	2009	208,125		10,000	19,260	30,075	267,460
Vice President of Finance, Chief Financial Officer and Secretary	2008	233,237	(7)	30,000	59,818	32,757	355,812

Ravi Pendekanti	2009	238,462		—	19,260	16,435	274,157
Former Vice President of Business Development and Solutions (8)

W. Michael Gawarecki	2009	257,538		—	19,240	21,395	298,173
Former Vice President of Operations (9)

(1)	As part of a cost reduction effort, the Compensation Committee instituted on January 8, 2009 a company-wide temporary 10% reduction in salaries for executive officers, employees, and Board members. The salaries for Messrs. Kelly and LoForti were established on January 27, 2009, after the implementation of the 10% reduction. Mr. Kelly’s salary will therefore not be subject to an automatic increase when the 10% salary reduction is lifted.
(2)	With respect to Mr. Kalbfleisch, reflects a quarterly retention bonus of $10,000 paid in October 2007, January 2008, April 2008 and July 2008.
(3)

In accordance with recent changes in the SEC’s disclosure rules, amounts listed in the “Option Awards” column represent the fair value on the grant date of the option awards granted to our named executive officers during fiscal 2009 and fiscal 2008. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of these awards in each fiscal year, see Note 11 to the consolidated financial statements included in our annual report on Form 10-K for the year ended June 28, 2009. Under general accounting principles, compensation expense with respect to option awards granted to our employees and directors is generally recognized over the vesting periods applicable to the awards. The SEC’s disclosure rules previously required that we present option award information for fiscal 2009 and fiscal 2008 based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards (which meant, in effect, that in any given year we could recognize for financial statement reporting purposes amounts with respect to grants made in that year as well as with respect to grants from past years that vested in or were still vesting during that year). However, the recent changes in the SEC’s disclosure rules require that we now present the option award amounts in the “Option Awards” column of the table above with respect to fiscal 2009 and fiscal 2008 using the grant date fair value of the awards granted during the corresponding year (regardless of the period over which the awards are scheduled to vest). Since this requirement differs from the SEC’s past disclosure rules, the amounts reported in the table above for option awards in fiscal 2009 and fiscal 2008 differ from the amounts previously reported in our Summary Compensation Table for these years. As a result, each named executive officer’s total compensation amounts for fiscal 2009 and fiscal 2008 also differ from the amounts previously reported in our Summary Compensation Table for these years. As reflected in the Outstanding Equity Awards table below, on January 27, 2009, each of the named executive officers received an option grant under the 2003 Plan to acquire shares of the company’s common stock with a per share exercise price equal to the closing price of our share price on the date of grant.

(4)	Amounts listed in this column reflect: (i) non-employee director fees that were earned by Mr. Kelly during the period of June 29, 2008 through January 26, 2009, (ii) company matching contributions that we made on behalf of our named executive officers under our 401(k) plan, (iii) premiums we paid on their behalf for term life and disability insurance, (iv) premiums we paid on their behalf for medical and dental insurance, (v) out-of-pocket medical expenses we paid on their behalf (including health club memberships), (vi) travel, lodging, and car rental expenses we paid for Messrs. Kelly and Pendekanti in San Diego, California, which is not their principal place of residence, (vii) tax restoration payments to Mr. Kelly with respect to travel, lodging or auto expense reimbursements which were taxable to Mr. Kelly and (viii) home office expenses. The amounts paid to the named executive officers in fiscal 2009 included the following:

Name	Fiscal Year	Non- Employee Director Fees	401k Match	Life/ Disability Insurance Premiums	Medical/ Dental Premiums	Out-of-Pocket Medical Expenses	Living Expenses	Tax Restor- ation	Home Office	Total ($)
	(amounts shown in $)
Eric L. Kelly	2009	91,625	—	843	3,475	2,785	13,138	7,630	—	119,496
Vernon A. LoForti	2009	—	—	2,357	12,673	5,951	—	—	—	20,981
Kurt L. Kalbfleisch	2009	—	3,115	1,649	20,601	4,350	—	—	360	30,075
Ravi Pendekanti	2009	—	—	1,782	—	—	14,653	—	—	16,435
W. Michael Gawarecki	2009	—	3,738	1,437	14,440	1,780	—	—	—	21,395

(5)	Mr. Kelly has served as our President since January 2010 and as our Chief Executive Officer since January 27, 2009. Since commencing his service as an executive officer, Mr. Kelly has not accrued further non-employee director fees other than the fee of $50,000 for service on an ad hoc committee formed in 2008 to review and assist with our operating plan.
(6)	Mr. LoForti’s employment with the company terminated on September 28, 2009 at which time he was serving as our President and Secretary. He served as our President, Chief Executive Officer and Secretary from August 2007 to January 2009. Prior to that time Mr. LoForti served as our Vice President, Chief Financial Officer and Secretary and was our principal financial officer. In connection with his transition to President and resignation from the Board of Directors in January 2009, Mr. LoForti’s salary was reduced from $400,000 to $300,000.
(7)	Amount listed in this column for Mr. Kalbfleisch includes vacation payout in the amount of $25,814 in fiscal 2008.
(8)	Mr. Pendekanti’s employment with our company terminated on February 25, 2010.
(9)	Mr. Gawarecki’s employment with our company terminated on March 27, 2009.

Outstanding Equity Awards At Fiscal Year-End for Fiscal Year 2009

The following table provides information about the current holdings of stock options by our named executive officers at June 28, 2009 after giving effect to a one-for-three reverse stock split approved by our shareholders and effected on December 8, 2009. This table includes outstanding vested and unvested option awards. Each option award is shown separately for each named executive officer.

	Number of Securities Underlying Options			Option Exercise Price	Option Expiration Date (1)
Name	Exercisable		Unexercisable
	(#)			($)
Eric Kelly	6,000	(2)	—	5.31	11/13/2013
	3,000	(3)	3,000	0.75	12/9/2014
	41,666	(4)	258,333	0.78	1/27/2015

Vernon A. LoForti (12)	10,000	(5)	—	16.88	10/12/2009
	500	(6)	—	24.75	2/18/2010
	10,000	(7)	—	22.22	12/4/2010
	83,333	(8)	—	4.86	8/13/2010
	13,889	(9)	19,444	0.78	1/27/2012

Kurt L. Kalbfleisch	1,666	(5)	—	17.25	9/8/2009
	1,666	(10)	—	29.25	11/14/2010
	1,500	(10)	—	20.70	6/25/2011
	833	(10)	—	29.16	8/8/2012
	333	(10)	—	24.09	5/22/2016
	25,000	(8)	—	4.86	8/13/2010
	8,333	(8)	—	3.96	2/14/2011
	13,889	(9)	19,444	0.78	1/27/2012

Ravi Pendekanti	33,333	(8)	—	3.54	4/28/2011
	13,889	(9)	19,444	0.78	1/27/2012

W. Michael Gawarecki	6,666	(5)	—	16.89	10/12/2009
	11,666	(7)	—	27.94	1/15/2011	(11)
	33,333	(8)	—	4.86	8/13/2010	(11)
	13,889	(11)	19,444	0.78	1/27/2012	(11)

(1)	Each option expires ten years from the date of grant unless otherwise footnoted. All unvested stock options will become fully vested in the event of a merger, sale, liquidation or other change in control of our company, with the exception of the stock options granted to each of the named executive officers on January 27, 2009 which options become fully exercisable only if, within two years following a change in control of our company the named executive officer’s employment is terminated by the company for a reason other than cause or the named executive officer resigns due to an “involuntary termination” as those terms are defined in the 2003 Plan. In this regard, “cause” means (a) acts or omissions constituting gross negligence, recklessness or willful misconduct with respect to the officer’s obligations or otherwise relating to the business of the company, (b) the officer’s material breach of a written agreement between the officer and the company (or a parent, subsidiary or affiliate), (c) conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude, (d) dishonesty or involvement in any conduct that adversely affects the company’s name or public image or is otherwise detrimental to the company’s business interests, (e) willful neglect of duties, or (f) unauthorized use or disclosure of the confidential information or trade secrets of the company, which use or disclosure causes material harm to the company. An “involuntary termination” means the voluntary resignation by the named executive officer following (i) a material adverse change in his or her title, stature, authority or responsibilities with the company (or the parent, subsidiary or affiliate employing him or her), (ii) a material reduction in his or her base salary or (iii) receipt of notice that his or her principal workplace will be relocated by more than 90 miles.

(2)	This option vested in equal monthly installments and became fully vested on December 9, 2008. This option expires six years from the date of grant.
(3)	This option vests in equal monthly installments over a twelve month period following the grant date. This option expires six years from the date of grant.
(4)	This option vests in equal monthly installments over a thirty-six month period following the grant date. This option expires six years from the date of grant.
(5)	This option vested in equal monthly installments over a forty-eight month period following the grant date.
(6)	This option was fully vested on the grant date.
(7)	This option vested in equal monthly installments over a twelve month period following the grant date.
(8)	This option vested in equal monthly installments over a twelve month period following the grant date. This option expires three years from the date of grant.
(9)	This option vests in equal monthly installments over a twelve month period following the grant date. This option expires three years from the date of grant.
(10)	This option vested in equal monthly installments over a thirty-six month period following the grant date.
(11)	Mr. Gawarecki’s employment with our company terminated on March 27, 2009. Under his severance agreement, his unvested options continued to vest for an additional six months until September 27, 2009, at which time any unvested option vested in full. Notwithstanding the stated maximum term of the options, these options will expire on March 27, 2010 if the vested portions of his options are not exercised before that date, except that the expiration date of his option with a per-share exercise price of $0.78 was extended in February 2010 until June 25, 2010.
(12)	Mr. LoForti’s employment with our company terminated on September 28, 2009. Notwithstanding the stated maximum term of the options, his stock options will now expire earlier as provided in the applicable option agreements, except that the expiration date of his option with a per-share exercise price of $0.78 was extended in February 2010 until June 25, 2010.

Employment, Severance and Change in Control Agreements

Employment Agreements. The following describes the employment arrangements we have with our named executive officers.

Eric L. Kelly. On June 24, 2009, we entered into an employment agreement with Mr. Kelly, our President and Chief Executive Officer. The employment agreement provides for Mr. Kelly to earn a base salary of $400,000, which has been his base salary since his appointment as Chief Executive Officer on January 27, 2009. Beginning in our 2010 fiscal year, Mr. Kelly will be eligible to receive an annual bonus based upon financial and management objectives reasonably established by the Board of Directors or an authorized committee of the Board of Directors. The annual bonus target will be 100% of the greater of $400,000 or his base salary as of the end of the applicable fiscal quarter or year in which the bonus is earned. Mr. Kelly will have the opportunity to earn an annual bonus of up to 150% of the target bonus. If we terminate Mr. Kelly’s employment without cause or he resigns for good reason, dies or becomes disabled before the end of a fiscal quarter or year, he will be eligible to receive a prorated amount of the target bonus for the fiscal quarter or year in which his employment terminates. To the extent any travel, lodging or auto expense reimbursements are taxable to Mr. Kelly, we will provide Mr. Kelly with a tax restoration payment so that Mr. Kelly will be put in the same after-tax position as if such reimbursements had not been subject to tax. The employment agreement has a three-year term and automatically renews for additional one-year terms unless one of the parties timely gives notice to terminate. We may unilaterally modify Mr. Kelly’s cash compensation at any time, subject to Mr. Kelly’s right to terminate his employment for good reason as described below.

The employment agreement provides that if we terminate Mr. Kelly’s employment without cause or if Mr. Kelly resigns from employment for good reason then we will be obligated to pay him an aggregate severance payment equal to the sum of (i) 150% of the greater of his then base salary or his original base salary, (ii) a portion of his target bonus prorated based on the number of days he was employed during the period on which the target bonus is based, (iii) an amount equal to the premiums he would be required to pay to continue life, accident, medical, dental and vision insurance coverage under our company’s insurance plans for himself and his eligible dependents under COBRA for 18 months following the date of his termination, and (iv) an amount necessary for him to continue life, accident, medical and dental insurance benefits for himself and his eligible dependents in amounts substantially similar to those which he received immediately prior to the date of his termination for a period of 18 months following his termination. The severance payment will be made in equal monthly installments over 18 months in accordance with our regular payroll practices. In addition, Mr. Kelly will be entitled to accelerated vesting for any unvested portion of his then outstanding stock options and any other equity-based awards that would otherwise have vested during the 12-month period following his termination. In the case of vested stock options, he will be permitted to exercise such options in whole or in part at any time within one year of the date of his termination, subject to earlier termination upon the expiration of the maximum term of the applicable options under the applicable plan or upon a change in control. The severance benefits described above are contingent upon Mr. Kelly providing the company with a general release of all claims.

Under Mr. Kelly’s employment agreement, “cause” generally means (a) acts or omissions constituting reckless or willful misconduct on the part of Mr. Kelly with respect to his obligations or otherwise relating to the business of the company that causes material harm to the company or its reputation, (b) Mr. Kelly’s material breach of the employment agreement, (c) Mr. Kelly’s conviction or entry of a plea of nolo contendere for fraud, theft or embezzlement, or any felony or crime of moral turpitude, or (d) Mr. Kelly’s willful neglect of his duties. “Good Reason” generally means that Mr. Kelly has voluntarily terminated his employment with the company within one year after the occurrence of one or more of the following: (w) the company reduces Mr. Kelly’s base salary by more than ten percent (10%), unless the reduction is made as part of, and is generally consistent with, a general reduction of other senior executive salaries; (x) Mr. Kelly’s authority, responsibilities and/or duties are materially reduced so that his duties are no longer consistent with the position of President or Chief Executive Officer; (y) a material breach of the employment agreement or Mr. Kelly’s retention agreement by the company; or (z) the company relocates Mr. Kelly’s principal place of work to a location more than fifty (50) miles from the company’s current location.

Vernon A. LoForti. We previously entered into an employment agreement with Mr. LoForti in December 2000 pursuant to which Mr. LoForti continued employment as our Vice President and Chief Financial Officer. The employment agreement was amended and restated in September 2007 to reflect Mr. LoForti’s promotion to President and Chief Executive Officer, his new salary and severance provisions, as the severance provisions previously in effect under the agreement had expired on December 3, 2003. These severance provisions provided that if we terminated Mr. LoForti’s employment without cause, then he would be entitled to receive a severance payment equal to his base salary, payable on a pro-rated basis according to our normal payroll cycle for the 12 months following his termination. In addition, he would be entitled to receive accelerated vesting for any stock options that would otherwise have vested during the 12-month period following his termination. He is also entitled to receive the cash severance payment if he resigns his employment for good reason. The payment of the severance benefits described above is conditioned on the execution by Mr. LoForti of a general release of all claims against us and are subject to delays in payment required by Section 409A of the Internal Revenue Code. The employment agreement had a one-year term, automatically renewed for successive one-year terms unless one of the parties timely gave notice to terminate, and provided that our Board of Directors may unilaterally modify Mr. LoForti’s compensation at any time subject to Mr. LoForti’s right to terminate his employment for good reason as described below. Mr. LoForti was also a party to a retention agreement as described below.

Mr. LoForti’s change in compensation and position when he transitioned to the role of President in January 2009 constituted good reason under his employment agreement which would have entitled him to severance benefits if he had resigned his employment. The Compensation Committee extended his ability under the employment agreement to resign for good reason until July 27, 2009. Since he did not resign by that date, Mr. LoForti was no longer entitled to resign for good reason and receive severance benefits with respect to the January 2009 changes in his compensation and position. In connection with the termination of his employment without cause on September 28, 2009, Mr. LoForti received cash severance of $300,000 and payment by the Company of his COBRA payments for twelve months following his separation, subject in each case to his execution of a general release of claims in favor of the Company.

Kurt L. Kalbfleisch. On September 29, 2009, we entered into an employment and severance agreement with Kurt L. Kalbfleisch, our Vice President of Finance and Chief Financial Officer. This agreement supersedes and replaces Mr. Kalbfleisch’s retention agreement (described below) and provides for Mr. Kalbfleisch to earn a base salary of $225,000. Mr. Kalbfleisch’s salary was reduced by 10% in fiscal 2009 pursuant to our company-wide temporary salary reduction program. In February 2010, Mr. Kalbfleisch’s salary was increased to $240,000, Mr. Kalbfleisch will be eligible to receive quarterly or annual bonuses and/or equity incentives, in each case as determined by our board of directors or an authorized committee of the board. If we terminate Mr. Kalbfleisch’s employment without cause or he resigns his employment for good reason before the end of a fiscal quarter or year, he will be eligible to receive a prorated amount of the target bonus for the fiscal quarter or year in which his employment terminates. The agreement has a three-year term and automatically renews for additional one-year terms unless one of the parties timely gives notice to terminate. The company may unilaterally modify Mr. Kalbfleisch’s cash compensation at any time, subject to Mr. Kalbfleisch’s right to terminate his employment for good reason as described below.

The employment agreement provides that if we terminate Mr. Kalbfleisch’s employment without cause or if Mr. Kalbfleisch resigns from employment for good reason, then we will be obligated to pay him an aggregate severance payment equal to the sum of (i) the greater of his then annual base salary or his original base salary of $225,000, (ii) a portion of any target bonus prorated based on the number of days he was employed during the period on which the target bonus is based, (iii) an amount equal to the premiums he would be required to pay to continue life, accident, medical, dental and vision insurance coverage under our company’s insurance plans for himself and his eligible dependents under COBRA for 12 months following the date of his termination, and (iii) an amount necessary for him to continue life, accident, medical and dental insurance benefits for himself and his eligible dependents in amounts substantially similar to those which he received immediately prior to the date of his termination for a period of 12 months following his termination. The severance payment will be made in equal monthly installments over the 12 months following termination of employment. In addition, Mr. Kalbfleisch will be entitled to accelerated vesting for any unvested portion of his then outstanding stock options and any other equity-based awards that would otherwise have vested during the 12-month period following his termination. In the case of vested stock options, he will be permitted to exercise such options in whole or in part at any time within one year of the date of his termination, subject to earlier termination upon the expiration of the maximum term of the applicable options under the applicable plan or upon a change in control. If such a termination of employment occurs within two years following a change in control of our company, then the severance benefits will generally be the same except that the cash severance will instead paid in a single lump sum on the sixtieth day after termination of employment and Mr. Kalbfleisch will be entitled to accelerated vesting for any unvested portion of his then outstanding stock options and any other equity-based awards. The agreement does not provide for a gross-up of any golden parachute excise taxes that may be imposed on Mr. Kalbfleisch. The severance benefits described above are contingent upon Mr. Kalbfleisch providing us with a general release of all claims.

Under Mr. Kalbfleisch’s employment agreement, “cause” generally means (a) acts or omissions constituting reckless or willful misconduct on the part of Mr. Kalbfleisch with respect to his obligations or otherwise relating to the business of the company that causes material harm to the company or its reputation, (b) Mr. Kalbfleisch’s material breach of the employment agreement, (c) Mr. Kalbfleisch’s conviction or entry of a plea of nolo contendere for fraud, theft or embezzlement, or any felony or crime of moral turpitude, or (d) Mr. Kalbfleisch’s willful neglect of his duties. “Good Reason” generally means that Mr. Kalbfleisch has voluntarily terminated his employment with us within one year after the occurrence of one or more of the following: (w) we reduce Mr. Kalbfleisch’s base salary by more than ten percent (10%), unless the reduction is made as part of, and is generally consistent with, a general reduction of other senior executive salaries; (x) Mr. Kalbfleisch’s authority, responsibilities and/or duties are materially reduced so that his duties are no longer consistent with the status of an officer position; (y) a material breach of the employment agreement by the company; or (z) the company relocates Mr. Kalbfleisch’s principal place of work to a location more than fifty (50) miles from the company’s current location.

Ravi Pendekanti. Mr. Pendekanti’s employment with us terminated on February 25, 2010. Prior to his termination, Mr. Pendekanti earned an annual salary of $225,000 per year taking into effect the company’s 10% temporary reduction in salary. His annual salary prior to the salary reduction was $250,000 which he had received since he commenced employment with us in April 2008. Upon joining us in April 2008, Mr. Pendekanti received (i) a signing bonus of $50,000; and (ii) a relocation allowance of $50,000 and the use of a relocation coordinator (neither of which he has used). Mr. Pendekanti’s offer letter had provided that if his employment was terminated by the company without cause before the first anniversary of his start date then he would be eligible to receive severance benefits consisting of six months of base salary and twelve months of continued health benefits coverage. This severance provision expired prior to the termination of Mr. Pendekanti’s employment with us.

W. Michael Gawarecki. Mr. Gawarecki’s employment with us terminated on March 27, 2009. At the time of termination, Mr. Gawarecki was receiving an annual salary of $243,000, taking into effect our 10 % temporary reduction in salary. His annual salary prior to the salary reduction was $270,000. He was an at-will employee and could be terminated by us for any reason. We entered into a separation agreement with Mr. Gawarecki pursuant to which we agreed to provide him, in exchange for a general release of claims against us: (i) a severance amount equal to six months base salary (equal to $121,500) less all applicable taxes, payable biweekly pursuant to our normal pay schedule; (ii) reimbursement of the COBRA premiums for health and dental insurance for 12 months, or until the date he secures full-time employment, whichever occurs first; (iii) continued vesting of his stock options for six months and accelerated vesting of any unvested stock options at the end of this six month period; and (iv) an extended period of time in which to exercise his vested stock options equal to 12 months from his date of termination.

Retention Agreements. We entered into retention agreements with Messrs. Gawarecki and LoForti effective January 27, 2000, with Mr. Kalbfleisch effective July 23, 2007 and with Mr. Pendekanti effective April 21, 2008. These agreements generally provide that the executive officer will receive a lump sum severance payment if, within two years of the consummation of a change of control of our company, such executive officer’s employment is terminated without cause or resigns with good reason. These severance payments are based on the executive officer’s base salary at the time of the consummation of the change of control or the termination date, whatever is higher, plus such executive officer’s target bonus for the year before the consummation of the change of control. The agreements provide that, upon a qualifying termination in connection with a change of control, Mr. LoForti would be entitled to receive an amount equal to two times the sum of his annual base salary plus target bonus, and Messrs. Gawarecki and Pendekanti each would be entitled to an amount equal to their respective annual base salaries, plus target bonus. If any portion of any payment under the retention agreements would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, then that payment will be reduced to an amount that is one dollar less than the threshold for triggering the tax imposed by Section 4999 of the Internal Revenue Code. The agreements also provide that if the executive officer elects to continue health insurance coverage as provided by COBRA, we will reimburse the executive for the amount of the premiums incurred by the executive officer for 12 months following the termination date. The consideration payable to an executive officer under the retention agreements is contingent upon such executive officer providing us with a general release of claims.

In September 2007, we entered into amended and restated retention agreements with each of Messrs. Gawarecki, Kalbfleisch and LoForti. The amendments to the retention agreements primarily concerned (i) structuring the timing of severance payments under the retention agreements so that they will not be considered “nonqualified deferred compensation” under Section 409A of the Internal Revenue Code, and (ii) updating the arbitration provisions and the form of general release to conform to recent legal developments under state and federal law. The amount and nature of the severance benefits under the retention agreements did not change. Messrs. Gawarecki and LoForti became ineligible for benefits under their amended and restated retention agreements upon termination of their employment on March 27, 2009 and September 28, 2009, respectively. Mr. Kalbfleisch’s amended and restated retention agreement has now been superseded and replaced by his Employment and Severance Agreement, dated September 29, 2009, as described above.

On June 24, 2009, we entered into a retention agreement with Mr. Kelly, which provides that he will receive a lump sum severance payment if, within 60 days before or two years following a change of control of our company, his employment is terminated by us without cause or he resigns for good reason. The severance payment will equal 150% of the sum of Mr. Kelly’s base salary at the time of the consummation of the change of control or termination date or $400,000, whichever is higher, plus any annual target bonus. The retention agreement provides that (i) if Mr. Kelly elects to continue insurance coverage as provided by COBRA, we will reimburse him for an amount equal to the premiums he would be required to pay to continue life, accident, medical, dental and vision insurance coverage under our company’s insurance plans for himself and his eligible dependents under COBRA for 18 months following the date of his termination, and (iv) an amount necessary for him to continue life, accident, medical and dental insurance benefits for himself and his eligible dependents in amounts substantially similar to those which he received immediately prior to the date of his termination for a period of 18 months following his termination. We are required to reimburse Mr. Kelly for the estimated costs of these benefits in one lump sum payment on his termination date. In addition, Mr. Kelly will be entitled to accelerated vesting for any unvested portion of his then outstanding stock options and any other equity-based awards. In the case of vested stock options, he will be permitted to exercise such options in whole or in part at any time within one year of the date of his termination, subject to earlier termination upon the expiration of the maximum term of the applicable options under the applicable plan or upon a change of control. The consideration payable to Mr. Kelly under the retention agreement is contingent upon him providing us a general release of claims.

The retention agreement provides limited protection to Mr. Kelly from the possible imposition of excise taxes under the Internal Revenue Code and any corresponding state tax provisions. If there is a change of control of our company on or before December 31, 2011, and if as a result, Mr. Kelly becomes subject to a federal or state golden parachute excise tax, we are required to provide Mr. Kelly an excise tax restoration payment so that Mr. Kelly will be in the same after-tax position as if the excise tax was not imposed. The amount of the excise tax restoration payment may not exceed $2.5 million for a change of control that occurs in 2009, $1.0 million for a change of control that occurs during 2010, or $0.6 million for a change of control that occurs in 2011. No excise tax payment will be owed to Mr. Kelly with respect to a change of control that occurs after December 31, 2011.

We agreed to the excise tax restoration provisions of Mr. Kelly’s retention agreement in large part because Mr. Kelly’s compensation for service as a director of our company prior to his service as our Chief Executive Officer is taken into account for computing the “base amount” for calculation of excess parachute payments. In general, Mr. Kelly will be subject to excise taxes for compensation contingent a change of control if the amount of such compensation, which includes amounts attributed to the acceleration of stock options, equals or exceeds three times his base amount. For any change of control of our company that occurs after 2009, Mr. Kelly’s prior compensation as a director will be averaged with his compensation as our Chief Executive Officer, and such averaging results in him having a base amount which is substantially less than his current annual salary and bonus opportunity. Our Compensation Committee determined that providing Mr. Kelly with the limited excise tax restoration benefit described above was essential to ensuring that the incentive compensation that Mr. Kelly may earn will fulfill its intended purpose.

For purposes of the retention agreements, the following definitions are generally applicable:

A “change of control” generally means: (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the company representing 50% or more of the combined voting power of the company’s then outstanding securities entitled to vote in the election of directors of the company; or (b) there occurs a reorganization, merger, consolidation or other corporate transaction involving the company (“Transaction”), in each case, with respect to which the stockholders of the company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty (50) percent of the combined voting power of the company or other corporation resulting from such Transaction; or (c) all or substantially all of the assets of the company are sold, liquidated or distributed.

“Cause” generally means: (a) Employee’s gross neglect of his duties to the company, where Employee has been given a reasonable opportunity to cure his gross neglect (which reasonable opportunity must be granted during the thirty-day period preceding termination); (b) any violation by Employee of Employee’s obligations under this Agreement or any employment agreement which Employee may have with the company; (c) Employee taking any role in any buy-out of the company without the approval of the company’s majority shareholder; or (d) Employee’s commission of any act of fraud, theft or embezzlement against the company. Clause (c) of the foregoing is not applicable to Mr. Kelly’s retention agreement.

With the exception of Mr. Kelly’s retention agreement, “Good Reason” generally means the voluntary resignation by Employee of his employment with the company due to: (a) any reduction in Employee’s Base Salary or Target Bonus; or (b) any reduction in Employee’s title; or (c) any significant reduction in Employee’s responsibilities and authority; (d) any failure by the company to pay Employee’s Base Salary; or (e) a relocation by the company of Employee’s place of Employment outside a fifty (50) mile radius of Employee’s current place of employment.

With respect to Mr. Kelly’s retention agreement, “Good Reason” generally means the voluntary resignation by Mr. Kelly of his employment with the company due to: (a) any reduction in Mr. Kelly’s Base Salary or Target Bonus by more than ten percent (10%); or (b) any material reduction in Mr. Kelly’s duties, responsibilities and authority; (c) a relocation by the company of Mr. Kelly’s place of employment outside a fifty (50) mile radius of Mr. Kelly’s current place of employment; provided, however, that “Good Reason” shall not include relocation of Mr. Kelly’s principal place of work to the company’s Milpitas, California location or to a location within thirty (30) miles of Mr. Kelly’s Danville, California residence; or (d) a material breach of the Retention Agreement or the Employment Agreement by the company.

Employee Benefit Plans

In addition to the other compensation plans described above, we maintain the following employee benefit plans, each of which is administered by the Compensation Committee, under which the named executive officers may participate or receive compensation. Only the 2009 Plan and the 2006 Employee Stock Purchase Plan are currently active. The numbers set forth below have been retroactively adjusted to give effect to the one-for-three reverse stock split approved by our shareholders and effected on December 8, 2009.

1995 Stock Option Plan. In October 1995, our shareholders approved our 1995 Stock Option Plan as amended (1995 Plan). A total of 333,333 shares of common stock were authorized for issuance under the 1995 Plan. The Board of Directors terminated the 1995 Plan effective upon shareholder approval of the 2003 Plan (the 2003 Plan Adoption Date). On the 2003 Plan Adoption Date, 5,600 shares of common stock which remained available for issuance under the 1995 Plan were rolled into the reserve of shares available for new awards under the 2003 Plan, and any shares that are issuable upon exercise of options granted pursuant to the 1995 Plan that expire or become unexercisable for any reason without having been exercised in full after the 2003 Plan Adoption Date are also rolled into the reserve of shares available for new awards under the 2003 Plan (with the exception of option shares that were canceled on November 13, 2007 as a result of the company’s option cancellation and re-grant program). The 1995 Plan provided that our non-employee directors, employees and consultants, and those of our majority-owned subsidiaries, were eligible to receive options exercisable into shares of common stock. The options granted under the 1995 Plan are exercisable at fair market value on the date of issuance, generally vest over a maximum of five years and have a term of ten years from the date of grant.

1997 Executive Stock Option Plan. In November 1997, our shareholders approved our 1997 Executive Stock Option Plan (the 1997 Plan). A total of 266,666 shares of common stock were authorized for issuance under the 1997 Plan. The Board of Directors terminated the 1997 Plan as to new grants effective upon the 2003 Plan Adoption Date. On the 2003 Plan Adoption Date, 4,372 shares of common stock which remained available for issuance under the 1997 Plan were rolled into the reserve of shares available for new awards under the 2003 Plan, and any shares that are issuable upon exercise of options granted pursuant to the 1997 Plan that expire or become unexercisable for any reason without having been exercised in full after the 2003 Plan Adoption Date are also rolled into the reserve of shares available for new awards under the 2003 Plan (with the exception of option shares that were canceled on November 13, 2007 as a result of the company’s option cancellation and re-grant program). Eligibility under the 1997 Plan was limited to our employees and the employees of our majority-owned subsidiaries. The options granted under our 1997 Plan are generally exercisable at fair market value on the date of issuance, vest over a maximum of five years and have a term of ten years from the date of grant.

2000 Stock Option Plan. In October 2000, our shareholders approved our 2000 Stock Option Plan (2000 Plan). In October 2001, our shareholders approved an amendment to our 2000 Plan to increase the number of shares of common stock available for issuance under the plan by an additional 333,333 shares to a total of 666,666 shares. The Board of Directors terminated the 2000 Plan effective upon the 2003 Plan Adoption Date. On the 2003 Plan Adoption Date, 3,460 shares of common stock which remained available for issuance under the 2000 Plan were rolled into the pool of reserves available for new awards under the 2003 Plan (with the exception of option shares that were canceled on November 13, 2007 as a result of the company’s option cancellation and re-grant program). Eligibility under our 2000 Plan included our employees and our related companies’ employees, non-employee directors and consultants. The options granted under the 2000 Plan are generally exercisable at fair market value on the date of issuance, may be granted subject to vesting schedules, and have a term of ten years from the date of grant.

2003 Equity Incentive Plan. The 2003 Plan permits the granting of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted shares, and (4) stock units. In November 2003, our shareholders approved the 2003 Plan. Upon adoption of the 2003 Plan by our shareholders, our then existing option plans, including the 1995 Plan, the 1997 Plan, the 2000 Plan and the 2001 Supplemental Stock Option Plan (collectively, the Old Option Plans) were terminated for new grants. The Old Option Plans continue to govern outstanding awards previously granted under such plans. If an award granted under the Old Option Plans terminates, expires or lapses for any reason without having been fully exercised or vested, or is settled by less than the full number of shares of common stock represented by such award actually being issued, the unvested, cancelled or unissued shares of common stock generally will be returned to the available pool of shares reserved for issuance under the 2003 Plan (with the exception of option shares that were canceled on November 13, 2007 as a result of the company’s option cancellation and re-grant program). The number of shares available under the 2003 Plan is also subject to adjustment for stock splits, dividends, reorganizations and similar transactions. In November 2004, our shareholders approved an amendment to our 2003 Plan to increase the number of shares of common stock available for issuance under the 2003 Plan by an additional 333,333 shares increasing the total reserve under the Plan to 1,575,942 shares. In November 2007, our shareholders approved an amendment to our 2003 Plan to increase the number of shares of common stock available for issuance under the plan by an additional 433,333 shares and for grants approved beginning November 13, 2007, shortening the maximum stock option and stock appreciation right term to six years from the date of grant.

As of November 19, 2009, of the total shares available under the 2003 Plan, 1,149,047 shares were subject to outstanding awards under the 2003 Plan and 148,967 shares were available for future grants. The difference between the total available reserve of shares, on the one hand, and the total number of shares subject to outstanding awards and currently available for grant, on the other hand, represents shares that may become available out of shares currently reserved under the Old Option Plans. Any shares to which options or stock appreciation rights pertain will be counted against the total number of shares reserved under the plan as one (1) share for every one (1) share subject to those awards, except for stock units which are used to fulfill grants under other plans or programs (such as foreign sub-plans) which are in the nature of stock options or stock appreciation rights. Any shares to which restricted shares or stock units pertain will be counted against the total number of shares reserved under the plan as two (2) shares for every one (1) share subject to those awards.

Employees, non-employee directors and consultants of ours and certain of our related companies are eligible to receive awards under the 2003 Plan. The 2003 Plan is administered by our Compensation Committee, which generally selects the participants who will be granted awards and approves all incentive awards to executive officers.

2006 Employee Stock Purchase Plan. In September 2006, the Board of Directors adopted the 2006 Employee Stock Purchase Plan (2006 ESPP) to provide an opportunity for our employees to purchase shares of our common stock and have an additional incentive to contribute to our success. The 2006 ESPP replaced the 1996 Employee Stock Purchase Plan (1996 ESPP) which expired in January 2007. The first option period under the 2006 ESPP began in February 2007. The 2006 ESPP has no scheduled expiration date. Our Compensation Committee administers the 2006 ESPP and sets option periods of up to 27 months, during which each participant is granted a purchase option. The purchase option allows the employee to purchase shares of common stock through payroll deductions accumulated during a particular option period. These option periods currently are set at six months. The purchase price will be determined as either (i) a percentage not less than 85%, subject to the Compensation Committee’s discretion (Designated Percentage) of the fair market value of the common stock on the last day of the offering period or (ii) the lower of (a) the Designated Percentage of the fair market value of the common stock on the first day of the offering period or (b) the Designated Percentage of the fair market value of the common stock on the last day of the offering period. The Compensation Committee has determined the purchase price to be 95% of the fair market value of the common stock on the last day of each offering period. Our 2006 ESPP limits the number of shares of stock that may be purchased by any single participant to 500 shares in any option period and $25,000 in maximum fair market value in any calendar year. Regular full-time employees are eligible to participate in the 2006 ESPP. Participants may each year authorize payroll deductions under the 2006 ESPP of up to 15% of their annual compensation, including base, overtime, bonuses and commissions. The 2006 ESPP currently authorizes us to issue up to 166,666 shares of common stock. As of November 19, 2009 our employees have purchased a total of 10,080 shares of common stock under the 2006 ESPP and 156,586 remained available for issuance.

401(k) Plan. In February 1994, we adopted our On-Track 401(k) Savings Plan that covers all of our eligible employees who are at least 21 years old. Employees may elect to defer up to 60% of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to our 401(k) plan. However, our named executive officers qualify as “highly compensated” employees and may only elect to defer up to 8.5% of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to our 401(k) plan. The elective deferral contributions are vested 25% per year at the employee’s annual service anniversary and are invested in accordance with the directions of the participants. Our 401(k) plan also has a “catch up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer an additional $5,500 per year. Our 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. During fiscal 2009, we matched 75% of the contributions on the first 6% of eligible compensation deferred by each of our 401(k) plan participants until October 19, 2008, at which time we temporarily suspended the company match.

Equity Compensation Plan Information

The following table provides information about our equity compensation plans at June 28, 2009.

Plan Category	(a) Number of common shares to be issued upon exercise of outstanding options	(b) Weighted-average exercise price of outstanding options	(c) Number of common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by our shareholders (1)	1,158,909	$7.01	249,819
Equity compensation plans not approved by our shareholders (2)	7,133	$20.79	0

Total	1,166,042	$7.09	249,819

(1)	The number of shares of common stock remaining available for issuance under our equity compensation plans at June 28, 2009 reported in column (c) above does not include 166,666 shares of common stock then subject to our 2006 Employee Stock Purchase Plan.
(2)	Consists of our 2001 Supplemental Stock Option Plan.

OTHER MATTERS

We know of no other matters to be submitted at the special meeting. If any other matters are properly brought before the special meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares that they represent in accordance with their judgment.

For further information about Overland Storage, Inc., please refer to our annual report on Form 10-K for the fiscal year ended June 28, 2009 and our quarterly reports on Form 10-Q for the fiscal quarters ended September 27, 2009 and December 27, 2009. Our annual report on Form 10-K was filed with the SEC on September 9, 2009, Amendment 1 to our annual report on Form 10-K was filed with the SEC on October 7, 2009 and our quarterly reports on Form 10-Q were filed with the SEC on November 12, 2009 and January 10, 2010, respectively. Each such report is publicly available on our website at www.overlandstorage.com. You may also obtain a copy by sending a written request to Investor Relations, Overland Storage, Inc., 4820 Overland Avenue, San Diego, California 92123.

By order of the Board of Directors,

KURT L. KALBFLEISCH

Secretary

ANNEX A

FORM OF PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 18th day of February, 2010 by and among Overland Storage, Inc., a California corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

Recitals

A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and

B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) up to an aggregate of 1,000,000 shares (the “Shares”) of the Company’s Series A Convertible Preferred Stock, no par value (the “Preferred Stock”), such shares of Preferred Stock to have the relative rights, preferences and designations set forth in the Certificate of Determination set forth in Exhibit A attached hereto (the “Certificate of Determination”), and (ii) warrants to purchase an aggregate of 8,020,086 shares of Common Stock, no par value (together with any securities into which such shares may be reclassified, whether by merger, charter amendment or otherwise, the “Common Stock”) (subject to adjustment) at an exercise price of $2.583 per share (subject to adjustment); and

C. Contemporaneous with the sale of the Shares and the Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” means the shares of Common Stock issuable upon the conversion of the Shares.

“Effective Date” means the date on which the initial Registration Statement is declared effective by the SEC.

“Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Material Contract” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which has been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Nasdaq” means The Nasdaq Global Market.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agent” means Roth Capital Partners, LLC.

“Proposal” has the meaning set forth in Section 7.9.

“Purchase Price” means Fifteen Million Dollars ($15,000,000).

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Required Investors” has the meaning set forth in the Registration Rights Agreement.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities” means the Shares, the Conversion Shares, the Warrants and the Warrant Shares.

“Shares” means the shares of Preferred Stock to be purchased by the Investors hereunder.

“Shareholder Approval” means the approval of the Proposal by the shareholders of the Company in accordance with applicable law, the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and the applicable requirements of Nasdaq.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement, the Certificate of Determination, the Warrants and the Registration Rights Agreement.

“Warrants” means, as to each Investor and as to the Placement Agent, a warrant to purchase shares of Common Stock in the form attached hereto as Exhibit B.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Shares and Warrants. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares and the Warrants in the respective amounts set forth opposite the Investors’ names on the signature pages attached hereto in exchange for such Investor’s pro rata portion of the Purchase Price as specified in Section 3 below.

3. Closing. Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investors, the Company shall file the Certificate of Determination with the Secretary of State of California. Unless other arrangements have been made with a particular Investor, upon confirmation that the Certificate of Determination has been filed and has become effective, the Company shall deliver to Lowenstein Sandler PC, in trust, a certificate or certificates, registered in such name or names as the Investors may designate, representing the Shares and the Warrants, with instructions that such certificates are to be held for release to the Investors only upon payment in full of the Purchase Price to the Company by all the Investors. Unless other arrangements have been made with a particular Investor, upon such receipt by Lowenstein Sandler PC of the certificates, each Investor shall promptly, but no more than one Business Day thereafter, cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor’s pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement. On the date (the “Closing Date”) the Company receives the Purchase Price, the certificates evidencing the Shares and Warrants shall be released to the Investors (the “Closing”). The Closing of the purchase and sale of the Shares and Warrants shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, or at such other location and on such other date as the Company and the Investors shall mutually agree.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that:

4. 1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties, in each case as described in the SEC Filings. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization. The Company has the corporate power and authority to enter into this Agreement and, except for approval of the Proposal by its shareholders as contemplated in Section 7.9, has taken all requisite action on its part, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3 Capitalization. The Company has duly and validly authorized capital stock as set forth in the SEC Filings and in the Amended and Restated Articles of Incorporation of the Company, as amended and as in effect as of the closing date (the “Articles of Incorporation”). All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except as described in the SEC Filings, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described in the SEC Filings, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described in the SEC Filings and as contemplated by that certain engagement letter executed by the Company and the Placement Agent on January 8, 2010 in relation to the transactions contemplated hereby (the “Engagement Letter”), there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described in the SEC Filings and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described in the SEC Filings and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

Except as described in the SEC Filings and except for Warrants to be issued to the Placement Agent pursuant to the terms of the Engagement Letter, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described in the SEC Filings, the Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4 Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and will have the relative rights, powers and preferences set forth in the Certificate of Determination. Upon the due conversion of the Shares in accordance with the Certificate of Determination, the Conversion Shares will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants and full payment for the exercise price thereof, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Shares and the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

4.5 Consents. Except for approval of the Proposal by its shareholders as contemplated in Section 7.9, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Conversion Shares upon the due conversion of the Shares, (iii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iv) the other transactions contemplated by the Transaction Documents from the provisions of any shareholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Articles of Incorporation or the Company’s Amended and Restated Bylaws, as amended and as in effect as of the closing date (the “Bylaws”), that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including, without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6 Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended June 28, 2009 (as amended prior to the date hereof, the “10-K”), and all other reports filed by the Company pursuant to Sections 13(a), 13(e), 14 and 15(d) of the 1934 Act since the filing of the 10-K and during the twelve (12) months preceding the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.7 Use of Proceeds. The net proceeds of the sale of the Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

4.8 No Material Adverse Change. Since June 28, 2009, except as described in the SEC Filings, there has not been:

(i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 27, 2009, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi) any change or amendment to the Company’s Articles of Incorporation (other than in connection with the transactions contemplated hereby) or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(viii) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(x) the loss or, to the Company’s Knowledge, threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.9 SEC Filings; S-3 Eligibility.

(a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each registration statement and any amendment thereto filed by the Company since January 1, 2007 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) The Company meets the issuer eligibility requirements of General Instruction I.A of Form S-3 to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for sale by the Investors as contemplated by the Registration Rights Agreement.

4.10 No Conflict, Breach, Violation or Default. Subject to the approval of the Proposal by its shareholders as contemplated in Section 7.9, the execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under the Articles of Incorporation or the Bylaws (true and complete copies of which have been made available to the Investors through the EDGAR system), or (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, except in the case of clauses (i)(b) and (ii) above, such as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.11 Tax Matters. The Company and each Subsidiary has prepared and filed (or filed applicable extensions therefore) all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and paid all taxes shown thereon or otherwise owed by it, other than any such taxes which the Company or any Subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the SEC Filings. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, other than any such taxes which the Company or any Subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the SEC Filings. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened in writing against the Company or any Subsidiary or any of their respective assets or property. Except as described in the SEC Filings, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.12 Title to Properties. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets (excluding Intellectual Property assets which are the subject of Section 4.15 hereof) owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.13 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except to the extent failure to possess such certificates, authorities or permits could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.14 Labor Matters.

(a) Except as set forth in the SEC Filings, the Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)(i) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(c) The Company is, and at all times has been, in compliance with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

(d) Except as disclosed in the SEC Filings, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.

(e) To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of its employees as independent contractors or leased employees prior to the Closing.

4.15 Intellectual Property. The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the Intellectual Property necessary for the conduct of the business of the Company and the Subsidiaries as currently conducted and as described in the SEC Filings as being owned or licensed by them, except where the failure to own, license or have such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate. Except as described in the SEC Filings, (i) to the Company’s Knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company as described in the SEC Filings or where such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate; (ii) there is no pending or, to the Company’s Knowledge, threat of any, action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to, or the validity, enforceability, or scope of, any Intellectual Property owned by or licensed to the Company or any Subsidiary or claiming that the use of any Intellectual Property by the Company or any Subsidiary in their respective businesses as currently conducted infringes, violates or otherwise conflicts with the intellectual property rights of any third party; and (iii) to the Company’s Knowledge, the use by the Company or any Subsidiary of any Intellectual Property by the Company or any Subsidiary in their respective businesses as currently conducted does not infringe, violate or otherwise conflict with the intellectual property rights of any third party.

4.16 Environmental Matters. To the Company’s Knowledge, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.17 Litigation. There are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened, except (i) as described in the SEC Filings or (ii) any such proceeding, which if resolved adversely to the Company or any Subsidiary, could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or since January 1, 2005 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1933 Act or the 1934 Act.

4.18 Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the SEC Filings filed prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.19 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary.

4.20 Compliance with Nasdaq Continued Listing Requirements. Except as disclosed in the SEC Filings, (a) the Company is in compliance with applicable Nasdaq continued listing requirements, (b) there are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq, and (c) the Company has not received any currently pending notice of the delisting of the Common Stock from Nasdaq.

4.21 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as set forth in the Engagement Letter, a true and complete copy of which has been provided to the Investors.

4.22 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.23 No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 5 hereof, neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, which are or will be integrated with this offering of the Securities hereunder in a manner that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.24 Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 5 hereof, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.25 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.26 Transactions with Affiliates. Except as disclosed in the SEC Filings and except as would not be required to be disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.27 Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K)

or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

4.28 Disclosures. Neither the Company nor the Placement Agent nor any Person acting on the Company’s behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby.

4.29 Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Each of the Investors acknowledges and agrees that the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.

5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1 Organization and Existence. Such Investor is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or limited liability company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.

5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each will constitute the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3 Consents. All consents, approvals, orders and authorizations required on the part of such Investor in connection with the execution, delivery or performance of each Transaction Document and the consummation of the transactions contemplated hereby and thereby have been obtained and are effective as of the date hereof.

5.4 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same and has no arrangement or understanding with any other Persons regarding the distribution of such Securities in violation of the 1933 Act or any applicable state securities law without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.5 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.6 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.7 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.8 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THE TRANSFEROR, THE SUBSTANCE OF WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.9 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act. Such Purchaser was not organized for the purpose of acquiring the Securities and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

5.10 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

5.11 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.12 Prohibited Transactions. Since the earlier of (a) such time as such Investor was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby or (b) thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the

Securities (each, a “Prohibited Transaction”). Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date or (iii) the Effectiveness Deadline, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.12 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.12.

The Company acknowledges and agrees that each Investor has not made any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in this Section 5.

6. Conditions to Closing.

6.1 Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Shares and the Warrants at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date as so qualified, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date as so qualified, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers (other than the approval of the Proposal by its shareholders in accordance with applicable law and the applicable requirements of Nasdaq) necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c) The Company shall have executed and delivered the Registration Rights Agreement.

(d) The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Conversion Shares and the Warrant Shares on the Nasdaq Global Market, a copy of which shall have been provided to the Investors.

(e) The Company shall have received gross proceeds from the sale of the Shares and Warrants as contemplated hereby of at least Ten Million Dollars ($10,000,000).

(f) The Certificate of Determination shall have been filed with the Secretary of State of California and shall be effective; a filed copy of the Certificate of Determination shall have been provided to the Investors.

(g) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(h) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (g) and (k) of this Section 6.1.

(i) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company or any duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Incorporation and Amended and Bylaws and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(j) The Investors shall have received an opinion from O’Melveny & Myers LLP, special counsel to the Company, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

(k) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares and the Warrants at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b) The Investors shall have executed and delivered the Registration Rights Agreement.

(c) The Investors shall have delivered the Purchase Price to the Company.

6.3 Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Investors;

(ii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to February 25, 2010;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7. Covenants and Agreements.

7.1 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Shares and the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the Conversion Shares and the Warrant Shares issuable from time to time.

7.2 Reports. The Company will furnish to the Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

7.3 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.4 Insurance. The Company shall not materially reduce the insurance coverages described in Section 4.19.

7.5 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.6 Listing of Underlying Shares and Related Matters. Promptly following the date hereof, the Company shall take all necessary action to cause the Conversion Shares and the Warrant Shares to be listed on the Nasdaq Global Market no later than the Closing Date. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Conversion Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Nasdaq Global Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.7 Termination of Covenants. The provisions of Sections 7.2 through 7.5 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.8 Removal of Legends. Upon the earlier of (i) the sale or disposition of any Securities by an Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable securities or (ii) any Securities of the Investor becoming eligible to be sold without restriction pursuant to Rule 144, upon the written request of such Investor, the Company shall or, in the case of Common

Stock, shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to issue replacement certificates representing such Securities. From and after the earlier of such dates, upon an Investor’s written request, the Company shall promptly cause certificates evidencing the Investor’s Securities to be replaced with certificates which do not bear such restrictive legends, and Conversion Shares subsequently issued upon due conversion of the Shares and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect thereto. In addition, upon the earlier of (i) registration of the Conversion Shares and the Warrant Shares for resale pursuant to the Registration Rights Agreement or (ii) the Conversion Shares and/or the Warrant Shares becoming eligible to be sold without restriction pursuant to Rule 144, the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Investor that Rule 144 applies to the shares of Common Stock represented thereby or (2) a statement by the Investor that such Investor has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act. When the Company is required to cause an unlegended certificate to replace a previously issued legended certificate, if: (1) the unlegended certificate is not delivered to an Investor within three (3) Business Days of submission by that Investor of a legended certificate and supporting documentation to the Transfer Agent as provided above and (2) prior to the time such unlegended certificate is received by the Investor after such three (3) Business Day period, the Investor, or any third party on behalf of such Investor or for the Investor’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares represented by such certificate (a “Buy-In”), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice together with a reasonably detailed summary indicating the amounts payable to the Investor in respect of the Buy-In.

7.9 Proxy Statement; Shareholders Meeting. (a) Promptly following the Closing Date, the Company shall take all action necessary to call a meeting of its shareholders (the “Shareholders Meeting”), which shall occur not later than April 30, 2010 (the “Shareholders Meeting Deadline”), for the purpose of seeking approval of the Company’s shareholders for (i) the issuance and sale to the Investors of the Securities (including all of the Conversion Shares issuable upon the full conversion of the Shares and all of the Warrant Shares issuable upon the full exercise of the Warrants) (the “Proposal”). In connection therewith, the Company will promptly prepare and file with the SEC proxy materials (including a proxy statement and form of proxy) for use at the Shareholders Meeting and, after receiving and promptly responding to any comments of the SEC thereon, shall promptly mail such proxy materials to the shareholders of the Company. Each Investor shall promptly furnish in writing to the Company such information relating to such Investor and its investment in the Company as the Company may reasonably request for inclusion in the Proxy Statement. The Company will comply with Section 14(a) of the 1934 Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, the “Proxy Statement”) and any form of proxy to be sent to the shareholders of the Company in connection with the Shareholders Meeting, and the Proxy Statement shall not, on the date that the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or the Shareholders Meeting which has become false or misleading. If the Company should discover at any time prior to the Shareholders Meeting, any event relating to the Company or any of its Subsidiaries or any of their respective affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company’s obligations under the 1934 Act, the Company will promptly inform the Investors thereof.

(b) Subject to their fiduciary obligations under applicable law (as determined in good faith by the Company’s Board of Directors after consultation with the Company’s outside counsel), the Company’s Board of Directors shall recommend to the Company’s shareholders that the shareholders vote in favor of the Proposal (the “Company Board Recommendation”) and take all commercially reasonable action (including, without limitation, the hiring of a proxy solicitation firm of nationally recognized standing) to solicit the approval of the shareholders for the Proposal unless the Board of Directors shall have modified, amended or withdrawn the Company Board Recommendation pursuant to the provisions of the immediately succeeding sentence. The Company covenants that the Board of Directors of the Company shall not modify, amend or withdraw the Company Board Recommendation unless the Board of Directors (after consultation with the Company’s outside counsel) shall determine in the good faith exercise of its business judgment that maintaining the Company Board Recommendation would violate its fiduciary duty to the Company’s shareholders. Whether or not the Company’s Board of Directors modifies, amends or withdraws the Company Board Recommendation pursuant to the immediately preceding sentence, the Company shall in accordance with applicable law and the provisions of its Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, (i) take all action necessary to convene the Shareholders Meeting as promptly as practicable, but no later than the Shareholders Meeting Deadline, to consider and vote upon the approval of the Proposal and (ii) submit the Proposal at the Shareholders Meeting to the shareholders of the Company for their approval.

7.10 Management Option Pool. Promptly following the Closing, the Company shall have the right to (i) increase the size of the Company’s option pool by 3,636,228 shares (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof), subject to any required shareholder approval, and (ii) issue options to purchase up to 2,034,000 shares of Common Stock (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) to members of management, subject to any required shareholder approval and the terms of any plan or arrangement pursuant to which such options are to be issued (which plan or arrangement shall be subject to the prior approval of the Required Investors).

7.11 Subsequent Equity Sales.

(a) From the date hereof until ninety (90) days after the Closing Date, without the consent of the Required Investors, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, the provisions of this Section 7.11(a) shall not apply to (i) the issuance of Common Stock or Common Stock Equivalents upon the conversion or exercise of any securities of the Company or a Subsidiary outstanding on the date hereof, contemplated by Section 7.10 hereof or issued pursuant to the Engagement Letter, provided that the terms of such security are not amended after the date hereof to decrease the exercise price or increase the Common Stock or Common Stock Equivalents receivable upon the exercise, conversion or exchange thereof, (ii) the issuance of any Common Stock or Common Stock Equivalents pursuant to any Company equity incentive plan approved by the Company’s shareholders and in place as of the date hereof or contemplated by Section 7.10 hereof, or (iii) the issuance of Common Stock or Common Stock Equivalents with an aggregate market value of up to Two Million Dollars ($2,000,000) in a strategic transaction, including, without limitation, joint ventures, manufacturing, marketing, licensing or distribution arrangements or technology transfer or development arrangements, in each case approved by a majority of the disinterested directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(b) From the date hereof until the earlier of (i) three (3) years from the Closing Date or (ii) such time as no Investor holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any “Variable Rate Transaction”. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (x) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (y) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price. For the avoidance of doubt, the issuance of a security which is subject to customary anti-dilution protections, including where the conversion, exercise or exchange price is subject to adjustment as a result of stock splits, reverse stock splits and other similar recapitalization or reclassification events, shall not be deemed to be a “Variable Rate Transaction.”

(c) The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

7.12 Equal Treatment of Investors. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

8. Survival and Indemnification.

8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement until the expiration of the applicable statute of limitations.

8.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements (subject to Section 8.3 below) and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of any representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

8.3 Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The Company will not be liable to any indemnified party under this Agreement (i) for any settlement by such indemnified party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, or (ii) for any Losses incurred by such indemnified party which a court of competent jurisdiction determines in a final judgment which is not subject to further appeal are solely attributable to (A) a breach of any of the representations, warranties, covenants or agreements made by such indemnified party under this Agreement or in any other Transaction Document or (B) the fraud, gross negligence or willful misconduct of such indemnified party.

9. Miscellaneous.

9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Common Stock” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Overland Storage, Inc.

4820 Overland Avenue

San Diego, California 92123

Attention: Eric L. Kelly, Chief Executive Officer

Fax: (858) 495-4267

With a copy to:

O’Melveny & Myers LLP

2756 Sand Hill Road

Menlo Park, California 94025

Attention:	Warren T. Lazarow, Esq.
Paul L. Sieben, Esq.

Fax: (650) 473-2601

If to the Investors:

to the addresses set forth on the signature pages hereto.

9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of Lowenstein Sandler PC not to exceed $40,000, regardless of whether the transactions contemplated hereby are consummated; it being understood that Lowenstein Sandler PC has only rendered legal advice to the Special Situations Funds participating in this transaction and not to the Company or any other Investor in connection with the transactions contemplated hereby, and that each of the Company and each Investor has relied for such matters on the advice of its own respective counsel. Such expenses shall be paid upon demand upon presentation of invoice(s) for such expenses. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of reasonable attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents. Such expenses shall be paid upon demand upon presentation of invoice(s) for such expenses. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. No later than the fourth (4th) trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq.

9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York (except to the extent the provisions of the California Corporations Code would be mandatorily applicable to the issuance of the Shares, the Conversion Shares, the Warrants or the Warrant Shares). Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE EXTENT ALLOWABLE UNDER APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.12 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. Each Investor acknowledges that K&L Gates LLP is legal counsel solely to the Placement Agent and not any Investor. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	OVERLAND STORAGE, INC.

By:
Name:
Title:

The Investors:	[Name]

By:
Name:
Title:

ANNEX B

CERTIFICATE OF DETERMINATION OF

RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

OVERLAND STORAGE, INC.

Pursuant to Section 401 of the Corporations Code of the State of California:

We, Eric L. Kelly, President and Chief Executive Officer, and Kurt L. Kalbfleisch, Chief Financial Officer and Secretary, of Overland Storage, Inc., a corporation organized and existing under the laws of the State of California (the “Corporation”), do hereby certify as follows:

1. On February 17, 2010, the Pricing Committee (the “Pricing Committee”) of the Corporation’s Board of Directors (the “Board”) adopted a resolution designating 1,000,000 shares of Preferred Stock as the Corporation’s “Series A Convertible Preferred Stock” pursuant to authority designated to the Pricing Committee by resolution of the Board.

2. No shares of Series A Convertible Preferred Stock have been issued.

3. Pursuant to (i) authority conferred upon the Board by the Corporation’s Amended and Restated Articles of Incorporation and (ii) authority designated to the Pricing Committee by the Board, the following resolution was duly adopted by the Pricing Committee on February 17, 2010, creating, the series of Preferred Stock designated as the Series A Convertible Preferred Stock:

RESOLVED that, pursuant to (i) authority vested in the Board by Article III of the Corporation’s Amended and Restated Articles of Incorporation and (ii) authority designated to the Pricing Committee by the Board, out of the total authorized number of 1,000,000 shares of its Preferred Stock, no par value, there shall be designated a series of 1,000,000 shares of Preferred Stock which shall be issued in and constitute a single series to be known as “Series A Convertible Preferred Stock” (hereinafter called the “Series A Preferred Stock”) having the following rights, preferences, privileges and restrictions:

1. Certain Definitions.

As used in this Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock of Overland Storage, Inc., the following terms shall have the respective meanings set forth below:

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition by an individual, legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 50% of the voting securities of the Corporation, or (ii) the Corporation merges into or consolidates with or enters into any share exchange or other business combination transaction with any other Person, or any Person merges into or consolidates with or enters into any share exchange or other business combination transaction with the Corporation and, after giving effect to such transaction, the shareholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers all or any substantial portion of its assets to another Person and the shareholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a one year period of more than one-half of the members of the Board which is not approved by a majority of those individuals who are members of the Board on the date hereof (or by those individuals who are serving as members of the Board on any date whose nomination to the Board was approved by a majority of the members of the Board who are members on the date hereof), or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) herein.

“Common Stock” means the common stock, no par value, of the Corporation, including the stock into which the Series A Preferred Stock is convertible, and any securities into which the Common Stock may be reclassified.

“Conversion Shares” means the shares of Common Stock into which the Series A Preferred Stock is convertible.

“Convertible Securities” means any stock or security convertible into or exchangeable for or representing the right to subscribe for or otherwise acquire Common Stock.

“Options” means warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock.

“Person” shall be construed in the broadest sense and means and includes any natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and other entity or governmental or quasi-governmental entity.

“Proposal” means the proposal to be submitted to the Shareholders Meeting, for the purpose of seeking approval of the shareholders of the Corporation for the issuance and sale of the Series A Preferred Stock and the related warrants to purchase shares of Common Stock pursuant to the Purchase Agreement (including the issuance of all shares of Common Stock issuable upon the full conversion of the Series A Preferred Stock and the full exercise of the related warrants).

“Purchase Agreement” means that certain purchase agreement dated as of February 18, 2010, by and among the Corporation and each of the investors set forth on the signature pages thereto.

“Record Date” means the record date for determining the shareholders of the Corporation eligible to receive notice of and to vote at the Shareholders Meeting.

“Series A Stated Value” means $15.

“Shareholder Approval” means the approval of the Proposal by the shareholders of the Corporation at the Shareholders Meeting in accordance with applicable law, the Corporation’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and the applicable requirements of the Nasdaq Global Market.

“Shareholders Meeting” means a meeting of the shareholders of the Corporation, which shall occur not later than April 30, 2010, for the purpose of voting on (i) the Proposal and (ii) the Award Increase (as defined in Section 6(b)).

“Subsidiary” means any corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Corporation; or (ii) with respect to which the Corporation possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person;

2. Dividends.

(a) Each holder of Series A Preferred Stock, in preference and priority to the holders of all other classes or series of stock, shall be entitled to receive, with respect to each share of Series A Preferred Stock then outstanding and held by such holder, dividends, commencing from the date of issuance of such share of Series A Preferred Stock, at the rate of six percent (6%) per annum of the Series A Stated Value (the “Series A Preferred Dividends”). The Series A Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the last day of March, June, September and December in each year, commencing June 30, 2010.

(b) No dividends shall be paid on any Common Stock of the Corporation or any other class or series of capital stock of the Corporation unless and until all outstanding Series A Preferred Dividends shall have been paid or declared and set apart for payment to the holders of Series A Preferred Stock.

(c) In the event that the Corporation shall at any time pay a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock) or any other class or series of capital stock of the Corporation, the Corporation shall, at the same time, pay to each holder of Series A Preferred Stock a dividend equal to the dividend that would have been payable to such holder if the shares of Series A Preferred Stock held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends without regard to the limitations set forth in Section 7.

3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall be entitled, before any distributions shall be made to the holders of the Common Stock, or any other class or series of capital stock of the Corporation, to be paid an amount per share equal to the greater of (a) the Series A Stated Value plus any accrued and unpaid Series A Preferred Dividends or (b) such amount per share as would have been payable had all shares of Series A Convertible Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up without giving effect to the limitations set forth in Section 4 and Section 7 hereof (the greater of such amounts, the “Liquidation Preference”). If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the Series A Preferred Stock shall be insufficient to permit payment to the holders of the Series A Preferred Stock of their respective liquidation amount, then the entire assets of the Corporation to be distributed shall be distributed pro rata to the holders of Series A Preferred Stock. After payment of the full Liquidation Preference, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of Common Stock. Unless waived in writing by the holders of at least a majority of the Series A Preferred Stock then outstanding, voting together as one class, a Change of Control Transaction shall be deemed to be a liquidation within the meaning of this Section 3.

4. Conversion; Adjustments.

4A. Right to Convert.

(a) Subject to the terms and conditions of this paragraph 4A, the holder of any share or shares of Series A Preferred Stock shall have the right, at its option at any time after the earlier of (i) the Record Date and (ii) the date thirty (30) days after the filing of this Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock with the Secretary of State of the State of California (the “Filing Date”) (the earlier of such dates, the “Initial Conversion Date”), to convert any such shares of Series A Preferred Stock into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series A Preferred Stock so to be converted by the Series A Stated Value per share and dividing the result by the conversion price of $2.6362 per share or, if there has been an adjustment of the conversion price, by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the “Conversion Price”). Such rights of conversion shall be exercised by the holder thereof by surrender of a certificate or certificates for the shares to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series A Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a properly completed notice of conversion in the form attached to the Series A Preferred Stock certificate with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock, shall be issued. Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such shares shall have been surrendered as aforesaid. Upon any conversion of the Series A Preferred Stock, the Corporation shall pay to the holder in cash all accrued and unpaid Series A Dividends to the date of conversion; provided, however, that no dividends shall be payable to the holders of any shares of Series A Preferred Stock that are converted into Common Stock on or prior to June 30, 2010 pursuant to either this Section 4A(a) or Section 4A(b) below.

(b) All issued and outstanding shares of Series A Preferred Stock shall be converted into fully paid and nonassessable whole shares of Common Stock at the Conversion Price automatically and without any action on the part of the holders thereof upon the date of receipt of the Shareholder Approval. The Corporation shall provide prompt written notice to the holders of Series A Preferred Stock of any conversion effected pursuant to this subsection 4A(b) but in no event more than two Business Days after the effective date of such conversion. From and after any conversion effected pursuant to this subsection 4A(b), the holders of the Series A Preferred Stock shall have the right to receive shares of Common Stock in accordance with and upon compliance with the other provisions of subsections 4A, 4B and 4C hereof

4B. Issuance of Certificates; Time Conversion Effected; Buy-In. Promptly after the conversion of the Series A Preferred Stock and surrender of the certificate or certificates for the share or shares of the Series A Preferred Stock being converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of the Series A Preferred Stock. Upon the effective date of any such conversion, the rights of the holder of the shares of Series A Preferred Stock being converted shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

If (1) a certificate representing the Conversion Shares is not delivered to a holder of Series A Preferred Stock within three (3) Business Days of the due conversion of its Series A Preferred Stock and (2) prior to the time such certificate is received by such holder after such three (3) Business Day period, the holder, or any third party on behalf of the holder or for the holder’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares represented by such certificate (a “Buy-In”), then the Corporation shall pay in cash to the holder (for costs incurred either directly by such holder or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such holder as a result of the sale to which such Buy-In relates. The holder shall provide the Corporation written notice together with a reasonably detailed summary indicating the amounts payable to the holder in respect of the Buy-In.

4C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of the Series A Preferred Stock into Common Stock. In lieu of any fractional share of Common Stock issuable upon conversion of the Series A Preferred Stock into Common Stock, the Corporation shall pay to the converting holder an amount in cash equal to the product obtained by multiplying the Market Price (as defined below) of one share of Common Stock as of the date of conversion by the fractional share interest to which such holder would otherwise be entitled. Upon any such conversion, the Corporation shall pay to the holder in cash all accrued and unpaid Series A Dividends in respect of the Series A Preferred Stock converted to the date of conversion. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered pursuant to subsection 4A(a) exceeds the number of shares converted, the Corporation shall upon such conversion, execute and deliver to the holder thereof at the expense of the Corporation, a new certificate for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

4D. Stock Splits and Dividends. If the Corporation shall, at any time or from time to time while the Series A Preferred Stock is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and. Such adjustment shall be made successively whenever any event listed in this Section 4D shall occur.

4E. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with another corporation in which the Corporation is not the survivor, or sale, transfer or other disposition of all or substantially all of the Corporation’s assets to another corporation shall be effected, then, as a condition of such reorganization or reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of a share or shares of Series A Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Conversion Shares immediately theretofore receivable upon the conversion of such share or shares of the Series A Preferred Stock, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Conversion Shares equal to the number of Conversion Shares immediately theretofore issuable upon conversion of the Series A Preferred Stock, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. The Corporation shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holders of the

Series A Preferred Stock, at the last addresses of such holders appearing on the books of the Corporation, such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive, and the other obligations hereunder. The provisions of this subsection 4E shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

4F. Distributions. In case the Corporation shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 4D), or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Board in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar quotation system or association, the closing sale price of one share of Common Stock on the Bulletin Board or such other quotation system or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on the Bulletin Board or such other quotation system or association, the fair market value of one share of Common Stock as of the Valuation Date, as determined in good faith by the Board and the holders of at least a majority of the outstanding Series A Preferred Stock. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other quotation system or association, the Board shall respond promptly, in writing, to an inquiry by a holder of Series A Preferred Stock prior to the conversion of Series A Preferred Stock hereunder as to the fair market value of a share of Common Stock as determined by the Board. In the event that the Board and the holders of at least a majority of the outstanding Series A Preferred Stock are unable to agree upon the fair market value in respect of subpart (c) hereof, the Corporation and the holders of at least a majority of the outstanding Series A Preferred Stock shall jointly select an appraiser, who is experienced in such matters. The appraiser shall conduct a valuation of the fair market value of a share of Common Stock and such valuation shall be approved by the Board. The cost of such appraiser shall be borne equally by the Corporation and such holders. Such adjustment shall be made successively whenever such a payment date is fixed.

4G. Effective Date of Adjustment. An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

4H. Subsequent Adjustments. In the event that, as a result of an adjustment made pursuant to this Section 4, holders of Series A Preferred Stock shall become entitled to receive any shares of capital stock of the Corporation other than shares of Common Stock, the number of such other shares so receivable upon the conversion of the Series A Preferred Stock shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares contained herein.

4I. Notice of Adjustment. Upon any adjustment of the Conversion Price, then, and in each such case the Corporation shall give written notice thereof by first class mail, postage prepaid, addressed to each holder of shares of Series A Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4J. Other Notices. In case at any time:

(1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of such stock of any class or other rights;

(3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation; or

(4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series A Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least fifteen (15) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least fifteen (15) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

4K. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes) and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all options and conversion of Convertible Securities, including upon conversion of the Series A Preferred Stock, would exceed the total number of shares of such class of Common Stock then authorized by the Corporation’s Amended and Restated Articles of Incorporation.

4L. No Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock that are converted into shares of Common Stock as provided herein shall be retired and may not be reissued as Series A Preferred Stock but may be reissued as all or part of another series of Preferred Stock.

4M. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax, stamp tax, transfer tax, duty or charge in respect thereof, provided that the Corporation shall not be required to pay any tax, duty or charge which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

4N. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock; provided, however, nothing herein shall be construed to prevent the Corporation from setting record dates for the holders of its securities.

5. Voting — Series A Preferred Stock. In addition to any class voting rights provided by law, the holders of Series A Preferred Stock shall have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote (including the election of directors); provided, however, the holders of Series A Preferred Stock shall not have the right to vote together with the holders of Common Stock to approve the Proposal at the Shareholders Meeting. With respect to the voting rights of the holders of the Series A Preferred Stock pursuant to the preceding sentence, each holder of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held by such holder on the record date for the determination of shareholders entitled to vote. For the avoidance of doubt, nothing in this Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock shall limit the right of holders of Series A Preferred Stock to vote together with the holders of Common Stock to approve the Award Increase or any other matter presented to the shareholders of the Corporation (other than the Proposal) at the Shareholders Meeting.

6. Certain Restrictions. So long as any shares of Series A Preferred Stock are outstanding, the Corporation will not:

(a) authorize, create, designate, establish or issue (whether by merger or otherwise) (i) an increased number of shares of Series A Preferred Stock, or (ii) any other class or series of capital stock ranking senior to or on parity with the Series A Preferred Stock as to dividends or upon liquidation or reclassify any shares of Common Stock into shares having any preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series A Preferred Stock or reclassify any shares of Common Stock or any other class or series of capital stock into shares having any preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series A Preferred Stock;

(b) adopt any stock option, stock compensation or stock purchase plan, maintain any stock option, stock compensation or stock purchase plan which contains any “evergreen” or formula provisions increasing the number of shares of Common Stock available for grant thereunder (other than customary anti-dilution adjustments) or amend any existing stock option, stock compensation or stock purchase plan so as to increase the number of shares of Common Stock covered thereby by more than an aggregate of 3,681,246 shares of Common Stock (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) (the “Award Increase”);

(c) enter into any transaction with any Affiliate or shareholder of the Corporation without the approval of a majority of the non-employee members of the Board;

(d) amend, alter or repeal, whether by merger, consolidation or otherwise, the Corporation’s Amended and Restated Articles of Incorporation or Amended and Restated Bylaws or this Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock in a manner which would adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock , or which would increase or decrease the amount of authorized shares of the Series A Preferred Stock or of any other series of preferred stock ranking senior to the Series A Preferred Stock, with respect to the payment of dividends (whether or not such series of preferred stock is cumulative or noncumulative as to payment of dividends) or upon liquidation;

(e) directly or indirectly purchase, redeem, repurchase or otherwise acquire or permit any Subsidiary to redeem, purchase, repurchase or otherwise acquire (or make any payment to a sinking fund for such redemption, purchase, repurchase or other acquisition) any share of Common Stock or any other class or series of the Corporation’s capital stock (except for shares of Common Stock repurchased from current or former employees, consultants, or directors upon termination of service in accordance with plans approved by the Board) whether in cash, securities or property or in obligations of the Corporation or any Subsidiary;

(f) except for the Record Date, establish any record date for determining the shareholders of the Corporation eligible to receive notice of or to vote on any matter at any meeting of shareholders of the Corporation or to provide any written consent in lieu of a meeting of shareholders of the Corporation which record date is prior to the Initial Conversion Date;

(g) act on any proposal or transact any business at the Shareholders Meeting, or any adjournment or postponement thereof, other than (i) voting on the Proposal and the Award Increase and (ii) reasonably necessary for the conduct of the Shareholders Meeting; or

(h) enter into any agreement to do any of the foregoing.

7. Limitations on Conversion. Prior to receipt of the Shareholder Approval, notwithstanding anything to the contrary contained in this Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock of Overland Storage, Inc., the number of Conversion Shares that may be acquired by any holder of Series A Preferred Stock upon the conversion of its Series A Preferred Stock (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 19.999% of the total number of issued and outstanding shares of Common Stock (including for such purposes, the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Change of Control Transaction.

8. No Waiver. Except as otherwise modified or provided for herein, the holders of Series A Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the California Corporations Code.

9. No Impairment. The Corporation will not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series A Preferred Stock against impairment.

10. Amendment; Waiver. Any term of the Series A Preferred Stock may be amended or waived upon the written consent of the Corporation and the holders of a majority of the Series A Preferred Stock then outstanding, voting together as a single class; provided, however that the number of Conversion Shares issuable hereunder and the Conversion Price may not be amended, and the right to convert the Series A Preferred Stock may not be altered or waived, without the written consent of the holders of all of the Series A Preferred Stock then outstanding.

11. Action By Holders. Any action or consent to be taken or given by the holders of the Series A Preferred Stock may be given either at a meeting of the holders of the Series A Preferred Stock called and held for such purpose or by written consent.

[Execution Page Follows]

4. We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed on February 18, 2010 at San Diego, California.

/s/ Eric L. Kelly
Eric L. Kelly
President and Chief Executive Officer

/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Chief Financial Officer and Secretary

ANNEX C

FORM OF WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THE TRANSFEROR, THE SUBSTANCE OF WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933.

SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON FEBRUARY 22, 2015 (THE “EXPIRATION DATE”).

No. —

OVERLAND STORAGE, INC.

WARRANT TO PURCHASE — SHARES OF

COMMON STOCK, NO PAR VALUE

For VALUE RECEIVED, — (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from Overland Storage, Inc., a California corporation (“Company”), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $2.583 (the exercise price in effect being herein called the “Warrant Price”), — shares (“Warrant Shares”) of the Company’s Common Stock, no par value (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein. This Warrant is being issued pursuant to the Purchase Agreement, dated as of February 18, 2010 (the “Purchase Agreement”), among the Company and the initial holders of the Company Warrants (as defined below). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant, in whole or in part, at any time prior to its expiration upon surrender of the Warrant, together with delivery of a duly executed Warrant exercise form, in the form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of funds (or, in certain circumstances, by cashless exercise as provided below) of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any Business Day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company has been provided to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) Business Days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Agreement. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

If (1) a certificate representing the Warrant Shares is not delivered to the Warrantholder within three (3) Business Days of the due exercise of this Warrant by the Warrantholder and (2) prior to the time such certificate is received by the Warrantholder after such three (3) Business Day period, the Warrantholder, or any third party on behalf of the Warrantholder or for the Warrantholder’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Warrantholder of shares represented by such certificate (a “Buy-In”), then the Company shall pay in cash to the Warrantholder (for costs incurred either directly by such Warrantholder or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Warrantholder as a result of the sale to which such Buy-In relates. The Warrantholder shall provide the Company written notice together with a reasonably detailed summary indicating the amounts payable to the Warrantholder in respect of the Buy-In.

Section 4. Compliance with the Securities Act of 1933. Except as provided in the Purchase Agreement, the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant in accordance with the terms hereof shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Section 8. Adjustments. Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then (i) the Warrant Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and (ii) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the date on which such change shall become effective by a fraction, the numerator of which is shall be the Warrant Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Warrant Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above. Such adjustments shall be made successively whenever any event listed above shall occur.

(b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors (the “Board”) in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on the Nasdaq Global Market or the Nasdaq Capital Market (“Nasdaq”) or any other national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar quotation system or association, the closing sale price of one share of Common Stock on the Bulletin Board or such other quotation system or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on the Bulletin Board or such other quotation system or association, the fair market value of one share of Common Stock as of the Valuation Date, as determined in good faith by the Board and the Warrantholder. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other quotation system or association, the Board shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board. In the event that the Board and the Warrantholder are unable to agree upon the fair market value in respect of subpart (c) of this paragraph, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.

(d) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(e) In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

(f) Except as provided in subsection (g) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (f)(l) through (f)(7) hereof, deemed to have issued or sold, any Additional Shares of Common Stock for no consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Warrant Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Warrant Price =	(A x B) + D
A+C

where

“A” equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder immediately preceding such Trigger Issuance;

“B” equals the Warrant Price in effect immediately preceding such Trigger Issuance;

“C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Warrant Price after giving effect to such Trigger Issuance be greater than the Warrant Price in effect prior to such Trigger Issuance.

For purposes of this subsection (f), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (f), other than Excluded Issuances (as defined in subsection (g) hereof).

For purposes of this subsection (f), the following subsections (f)(l) to (f)(7) shall also be applicable:

(f)(1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Warrant Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price. Except as otherwise provided in subsection 8(f)(3), no adjustment of the Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(f)(2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price, provided that (a) except as otherwise provided in subsection 8(f)(3), no adjustment of the Warrant Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Warrant Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Warrant Price have been made pursuant to the other provisions of subsection 8(f).

(f)(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 8(f)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 8(f)(l) or 8(f)(2), or the rate at which Convertible Securities referred to in subsections 8(f)(l) or 8(f)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Warrant Price in effect at the time of such event shall forthwith be readjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 8(f) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 8(f) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Warrant Price then in effect hereunder shall forthwith be changed to the Warrant Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(f)(4) Stock Dividends. Subject to the provisions of this Section 8(f), in case the Company shall declare or pay a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(f)(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Warrantholder). The Board shall respond promptly, in writing, to an inquiry by the Warrantholder as to the fair market value of the Additional Rights. In the event that the Board and the Warrantholder are unable to agree upon the fair market value of the Additional Rights, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Warrantholder.

(f)(6) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(f)(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (f).

(g) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Warrant Price in the case of the issuance of (A) Common Stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to any Company equity incentive plan approved by the Company’s shareholders and in place as of the date of the Purchase Agreement or as created after such date in compliance with Section 7.10 of the Purchase Agreement, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, (C) securities issued pursuant to the Purchase Agreement (including Warrants issued to the Placement Agent or its Affiliates pursuant to the terms of the Engagement Letter) and securities issued upon the exercise or conversion of those securities, (D) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Warrant Price pursuant to the other provisions of this Warrant), and (E) capital stock, Options or Convertible Securities issued as consideration in any merger or acquisition or in a strategic transaction, including, without limitation, joint ventures, manufacturing, marketing, licensing or distribution arrangements or technology transfer or development arrangements, in each case approved by a majority of the disinterested directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. (collectively, “Excluded Issuances”).

(h) Upon any adjustment to the Warrant Price pursuant to Section 8(f) above, the number of Warrant Shares purchasable hereunder shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Price in effect immediately thereafter.

Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

Section 10. Extension of Expiration Date. If the Company fails to cause any Registration Statement covering Registrable Securities (as defined in the Registration Rights Agreement) to be declared effective prior to the applicable dates set forth therein, or if any of the events specified in Section 2(c)(ii) of the Registration Rights Agreement occurs, and the Blackout Period (as defined in the Registration Rights Agreement) (whether alone, or in combination with any other Blackout Period) continues for more than 60 days in any 12 month period, or for more than a total of 90 days, then the Expiration Date of this Warrant shall be extended one day for each day beyond the 60-day or 90-day limits, as the case may be, that the Blackout Period continues.

Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is Wells Fargo Bank N.A. Shareholder Services. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days’ advance written notice to the other:

If to the Company:

Overland Storage, Inc.

4820 Overland Avenue

San Diego, California 92123

Attention: Eric L. Kelly, Chief Executive Officer

Fax: (858) 495-4267

With a copy to:

O’Melveny & Myers LLP

2756 Sand Hill Road

Menlo Park, California 94025

Attention:        Warren T. Lazarow, Esq.

    Paul L. Sieben, Esq.

Fax: (650) 473-2601

Section 15. Registration Rights. The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent Warrantholder may be entitled to such rights.

Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 17. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York (except to the extent the provisions of the California Corporations Code would be mandatorily applicable to the issuance of the Warrant Shares). The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE EXTENT ALLOWABLE UNDER APPLICABLE LAW, EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 18. Call Provision. Notwithstanding any other provision contained in this Warrant to the contrary, in the event that the closing bid price per share of Common Stock as traded on the Nasdaq (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $7.103 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for twenty (20) consecutive trading days commencing on or after the second anniversary of the Closing Date, the Company, upon thirty (30) days prior written notice (the “Notice Period”) given to the Warrantholder within one (1) Business Day immediately following the end of such twenty (20) trading day period, may call this Warrant, in whole but not in part, at a redemption price equal to $0.01 per share of Common Stock then purchasable pursuant to this Warrant; provided that (i) the Company simultaneously calls all Company Warrants (as defined below) on the same terms, (ii) either (A) the resale of all of the shares of Common Stock issuable hereunder (without giving effect to the limitations set forth in Section 20 hereof) is registered pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement) which is not suspended and for which no stop order is in effect, and pursuant to which the Warrantholder is able to sell such shares of Common Stock at all times during the Notice Period or (B) all of the shares of Common Stock issuable hereunder (without giving effect to the limitations set forth in Section 20 hereof) no longer constitute Registrable Securities (as defined in the Registration Rights Agreement) and (iii) the Shareholder Approval has been obtained so that this Warrant is fully exercisable for the full amount of Warrant Shares covered hereby without regard to the provisions of Section 20 hereof. Notwithstanding any such notice by the Company, the Warrantholder shall have the right to exercise this Warrant prior to the end of the Notice Period.

Section 19. Cashless Exercise. Notwithstanding any other provision contained herein to the contrary, from and after the six-month anniversary of the Closing Date and so long as the Company is required under the Registration Rights Agreement to have effected the registration of the Warrant Shares for resale to the public pursuant to a Registration Statement (as such term is defined in the Registration Rights Agreement), if the Warrant Shares may not be freely sold to the public for any reason (including, but not limited to, the failure of the Company to have effected the registration of the Warrant Shares or to have a current prospectus available for delivery or otherwise, but excluding the period of any Allowed Delay (as defined in the Registration Rights Agreement), the Warrantholder may elect to receive, without the payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock of equal value to the value of this Warrant, or any specified portion hereof, by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with a Net Issue Election Notice, in the form annexed hereto as Appendix B, duly executed, to the Company. Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A - B)

A

where

X = the number of shares of Common Stock to which the Warrantholder is entitled upon such cashless exercise;

Y = the total number of shares of Common Stock covered by this Warrant for which the Warrantholder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the Warrantholder and shares as to which the purchase rights are to be canceled as payment therefor);

A = the “Market Price” of one share of Common Stock as at the date the net issue election is made; and

B = the Warrant Price in effect under this Warrant at the time the net issue election is made.

Section 20. Limitations on Exercise.

Prior to receipt of the Shareholder Approval, (i) notwithstanding any other provision in Section 8(f) to the contrary, if a reduction in the Warrant Price pursuant to Section 8(f) would require the Company to obtain shareholder approval of the transactions contemplated by the Purchase Agreement pursuant to Nasdaq Marketplace Rule 5635(d)(2) and such shareholder approval has not been obtained, the Warrant Price shall be reduced to the maximum extent that would not require stockholder approval under such Rule and after receipt of such Shareholder Approval shall be reduced to the price that would have been in effect but for the limitation contained in this clause (i), and (ii) notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Warrantholder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Warrantholder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 19.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Warrantholder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated by Section 8 of this Warrant.

Section 21. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

Section 22. Amendment; Waiver. This Warrant is one of a series of Warrants of like tenor issued by the Company pursuant to the Purchase Agreement and initially covering an aggregate of 8,020,086 shares of Common Stock (collectively, the “Company Warrants”). Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of Company Warrants representing more than 50% of the number of shares of Common Stock then subject to all outstanding Company Warrants (the “Majority Holders”); provided, that (x) any such amendment or waiver must apply to all Company Warrants; and (y) the number of Warrant Shares subject to this Warrant, the Warrant Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Warrantholder.

Section 23. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the 22nd day of February, 2010.

OVERLAND STORAGE, INC.

By:
Name:
Title:

APPENDIX A

OVERLAND STORAGE, INC.

WARRANT EXERCISE FORM

To Overland Storage, Inc.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant,              shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.

and delivered by	(certified mail to the above address, or
(electronically (provide DWAC Instructions: ), or
(other (specify): ).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated:             ,

Note:	The signature must correspond with
Signature:
the name of the Warrantholder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.
Name (please print)

Address

Federal Identification or
Social Security No.

Assignee:

APPENDIX B

OVERLAND STORAGE, INC.

NET ISSUE ELECTION NOTICE

To: Overland Storage, Inc.

Date:

The undersigned hereby elects under Section 19 of this Warrant to surrender the right to purchase              shares of Common Stock pursuant to this Warrant and hereby requests the issuance of              shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address

ANNEX D

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this 22nd day of February, 2010 by and among Overland Storage, Inc., a California corporation (the “Company”), the “Investors” named in that certain Purchase Agreement by and among the Company and the Investors (the “Purchase Agreement”) and Roth Capital Partners, LLC (the “Placement Agent”). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

The parties hereby agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Common Stock” means the Company’s common stock, no par value, and any securities into which such shares may hereinafter be reclassified.

“Investors” means the Investors identified in the Purchase Agreement, the Placement Agent and any Affiliate or permitted transferee of any Investor or the Placement Agent who is a subsequent holder of any Warrants or Registrable Securities.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the Conversion Shares, (ii) the Warrant Shares and (iii) any other securities issued or issuable with respect to or in exchange for Registrable Securities, whether by merger, charter amendment or otherwise; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale without restriction by the holder thereof pursuant to Rule 144.

“Registration Statement” means any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Investors” means the Investors holding a majority of the Registrable Securities.

“SEC” means the U.S. Securities and Exchange Commission.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2. Registration.

(a) Registration Statements.

(i) Promptly following the closing of the purchase and sale of the securities contemplated by the Purchase Agreement (the “Closing Date”) but no later than thirty (30) days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), covering the resale of the Registrable Securities. Subject to any SEC comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A; provided, however, that no Investor (other than the Placement Agent or any Affiliate or transferee of the Placement Agent) shall be named as an “underwriter” in the Registration Statement without the Investor’s prior written consent. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission. If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no Registration Statement is filed with respect to the Registrable Securities. Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. Such payments shall be made to each Investor in cash no later than three (3) Business Days after the end of each such 30-day period.

(ii) Additional Registrable Securities. Upon the written demand of any Investor and upon any change in the Conversion Price (as defined in the Certificate of Designations) or the Warrant Price (as defined in the Warrant) such that additional shares of Common Stock become issuable upon the conversion of the Shares or the exercise of the Warrants (the “Additional Shares”), the Company shall prepare and file with the SEC one or more Registration Statements on Form S-3 or amend the Registration Statement filed pursuant to clause (i) above, if such Registration Statement has not previously been declared effective (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Additional Shares) covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement. Subject to any SEC comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A; provided, however, that no Investor (other than the Placement Agent or any Affiliate or transferee of the Placement Agent) shall be named as an “underwriter” in the Registration Statement without the Investor’s prior written consent. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission. If a Registration Statement covering the Additional Shares is required to be filed under this Section 2(a)(ii) and is not filed with the SEC within ten (10) Business Days of the request of any Investor or upon the occurrence of any of the events specified in this Section 2(a)(ii) (the “Additional Shares Filing Deadline”), the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the Additional Shares Filing Deadline for which no Registration Statement is filed with respect to the Additional Shares. Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. Such payments shall be made to each Investor in cash no later than three (3) Business Days after the end of each such 30-day period.

(b) Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Investors and the Investors’ reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(c) Effectiveness.

(i) The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable. The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A)(x) a Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the earlier of (i) five (5) Business Days after the SEC shall have informed the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement or (ii) the 120th day after the Closing Date or (y) a Registration Statement covering Additional Shares is not declared effective by the SEC prior to the earlier of (i) five (5) Business Days after the SEC shall have informed the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement or (ii) the 120th day after the Additional Shares Filing Deadline, or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding any Allowed Delay (as defined below) or the inability of any Investor to sell the Registrable Securities covered thereby due to market conditions, then the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”). Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Such payments shall be made to each Investor in cash.

(ii) For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Investor in writing of the commencement of and the reasons for an Allowed Delay, but shall not (without the prior written consent of an

Investor) disclose to such Investor any material non-public information giving rise to an Allowed Delay, (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate the Allowed Delay as promptly as practicable.

(d) Rule 415; Cutback If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires any Investor (other than the Placement Agent or any Affiliate or transferee of the Placement Agent) to be named as an “underwriter”, the Company shall use its commercially reasonable best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors (other than the Placement Agent or any Affiliate or transferee of the Placement Agent) is an “underwriter”. The Investors shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which the Investors’ counsel reasonably objects. In the event that, despite the Company’s commercially reasonable best efforts and compliance with the terms of this Section 2(d), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Investor (other than the Placement Agent or any Affiliate or transferee of the Placement Agent) as an “underwriter” in such Registration Statement without the prior written consent of such Investor (and that the Company shall not be required to do so even if such Investor consents to be named as an underwriter). Any cut-back imposed on the Investors pursuant to this Section 2(d) shall be allocated among the Investors on a pro rata basis and shall be applied first to any Warrant Shares held by the Placement Agent or any Affiliate or transferee of the Placement Agent and second to any Warrant Shares held by the remaining Investors, unless the SEC Restrictions otherwise require or provide or the Investors otherwise agree. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares), subject to the following sentence. From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 2 (including the liquidated damages provisions) shall again be applicable to such Cut Back Shares; provided, however, that (i) the Filing Deadline and the Additional Shares Filing Deadline, as applicable, for the Registration Statement including such Cut Back Shares shall be ten (10) Business Days after such Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares under Section 2(c) shall be the 90th day immediately after the Restriction Termination Date.

3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction pursuant to Rule 144 (the “Effectiveness Period”) and advise the Investors in writing when the Effectiveness Period has expired;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c) provide copies to and permit counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto no fewer than five (5) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

(d) furnish to the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

(e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h) immediately notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability

Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

(j) With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

4. Due Diligence Review; Information. The Company shall make available, during normal business hours and upon prior written notice, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), all financial and other records, all SEC Filings (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

Notwithstanding the foregoing, the Company shall not disclose or provide any access to material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

5. Obligations of the Investors.

(a) Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in the Registration Statement. An Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in the Registration Statement.

(b) Each Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

6. Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b) Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, shareholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Investor in connection with any claim relating to this Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnifying party will be liable to any indemnified party under this Agreement for any settlement by such indemnified party effected without the indemnifying party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Investors. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

(c) Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investors in connection with such transaction unless such securities are otherwise freely tradable by the Investors after giving effect to such transaction.

(e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE EXTENT ALLOWABLE UNDER APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	OVERLAND STORAGE, INC.

By:
Name:
Title:

The Placement Agent:	ROTH CAPITAL PARTNERS, LLC

By:
Name:
Title:

The Investors:	[NAME]

By:
Name:
Title:

Exhibit A

Plan of Distribution

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

- a combination of any such methods of sale; and

- any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

Roth Capital Partners, LLC and its affiliates and transferees are, and the other selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be, “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

ANNEX E

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

OF OVERLAND STORAGE, INC.

Eric L. Kelly and Kurt L. Kalbfleisch certify that:

1. They are the President and Chief Executive Officer and the Chief Financial Officer and Secretary, respectively, of Overland Storage, Inc., a California corporation (the “Corporation”).

2. Article III of the Corporation’s Articles of Incorporation (the “Articles”) is hereby amended to read in its entirety as follows:

“The Corporation is authorized to issue two classes of shares to be designated Common Stock (“Common Stock”) and Preferred Stock (“Preferred Stock”). The total number of shares of Common Stock that the Corporation is authorized to issue is forty-five million one hundred thousand (45,100,000). The total number of shares of Preferred Stock that the Corporation is authorized to issue is one million (1,000,000).

Authority is vested in the Board of Directors to divide any or all of the authorized shares of Preferred Stock into series and, within the limitations provided by law, to fix and determine the rights, preferences, privileges and restrictions of each such series, including but not limited to the right to fix and determine the designation of and the number of shares issuable in each such series and any and all such other provisions as may be fixed or determined by the Board of Directors of the Corporation pursuant to California law; provided that the holders of shares of Preferred Stock will not be entitled (A) to more than one vote per share, when voting as a class with the holders of shares of Common Stock, or (B) to vote on any matter separately as a class or series, except where expressly required by California law. The Board of Directors may increase or decrease the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

3. The foregoing amendment to the Articles has been duly approved by the Board of Directors of the Corporation.

4. The foregoing amendment to the Articles has been duly approved by the required vote of the shareholders of the Corporation in accordance with Sections 902 and 903 of the California Corporations Code. At the record date for the special meeting at which the vote occurred, the Corporation had two classes of shares outstanding, shares of Common Stock, of which 6,341,148 shares were issued and outstanding, and shares of Series A Convertible Preferred Stock, of which 794,659 shares were issued and outstanding. Each outstanding share of Common Stock and Series A Preferred Stock was entitled to one vote per share on the foregoing amendment for a total of 7,110,797 shares entitled to vote. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the shares casting votes of the foregoing amendment.

The undersigned, Eric L. Kelly and Kurt L. Kalbfleisch, declare this              day of             , 2010, at the City and County of San Diego, California, under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents hereof and that the same is true of his own knowledge.

By:
Eric L. Kelly President and Chief Executive Officer

By:
Kurt L. Kalbfleisch Chief Financial Officer and Secretary

E-1

ANNEX F

OVERLAND STORAGE, INC.

2009 EQUITY INCENTIVE PLAN

(AS ADOPTED EFFECTIVE FEBRUARY 16, 2010)

(All share numbers herein are presented after giving effect to the Company’s December 2009 1-for-3 reverse stock split)

F-i

F-ii

F-iii

Overland Storage, Inc.

2009 Equity Incentive Plan

ARTICLE 1    INTRODUCTION.

The Board adopted the Plan effective as of the Effective Date conditioned upon and subject to approval by the Company’s shareholders on or before the first anniversary of the Effective Date. The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

ARTICLE 2    ADMINISTRATION.

2.1 Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more Directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

2.2 Committee Authority. Subject to the specific provisions and limitations of the Plan, and Applicable Law, the Committee shall have the authority and power to (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements, performance conditions (if any) and their degree of satisfaction, and other features and conditions of such Awards, (c) correct any defect, supply any omission, and reconcile any inconsistency in the Plan or any Award agreement, (d) accelerate the vesting, or extend the post-termination exercise term, or waive restrictions, of Awards at any time and under such terms and conditions as it deems appropriate, (e) interpret the Plan and any Award agreements, (f) adopt such plans or subplans as may be deemed necessary or appropriate to provide for the participation by non-U.S. employees of the Company and its Subsidiaries and Affiliates, which plans and/or subplans shall be attached hereto as appendices, and (g) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.

2.3 Committee for Non-Officer Grants. The Board may also appoint a secondary committee of the Board, which shall be composed of two or more Directors of the Company who need not satisfy the requirements of Sections 2.1(a) and 2.1(b). Such secondary committee may administer the Plan with respect to Employees and Consultants who are not Officers or Directors of the Company, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

2.4 Scope of Discretion. On all matters for which the Plan confers the authority, right or power on the Board, the Committee, or a secondary committee to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding and conclusive and shall be afforded the maximum deference under Applicable Law. In making its decisions, the Board, Committee or secondary committee need not treat all persons eligible to receive Awards, all Participants, or all Awards the same way. Notwithstanding anything herein to the contrary, and except as provided in Section 16.2, the discretion of the Board, Committee or secondary committee is subject to the specific provisions and specific limitations of the Plan, as well as all rights conferred on specific Participants by Award agreements and other agreements entered into pursuant to the Plan.

2.5 Rules of Interpretation. Any reference to a “Section” or “Article,” without more, is to a Section or Article of the Plan. Captions and titles are used for convenience in the Plan and shall not, by themselves, determine the meaning of the Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

2.6 Unfunded Plan. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of the Plan, the grant of Awards, or the issuance of Common Shares. The Company and the Committee shall not be deemed to be a trustee of stock or cash to be awarded under the Plan. Any obligations of the Company to any Participant shall be based solely upon contracts entered into under the Plan. No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Committee shall be required to give any security or bond for the performance of any such obligations.

2.7 Limitation of Liability. The Company (or members of the Board, Committee or secondary committee) shall not be liable to a Participant or other persons as to: (i) the non-issuance or sale of Common Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder; and (ii) any unexpected or adverse tax consequence realized by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.

2.8 Electronic Communications. Subject to compliance with Applicable Law and/or regulations, an Award agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.

2.9 Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

2.10 Suspension or Termination of Awards. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause

(which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Option or SAR (or payment of a Cash Award or vesting of Restricted Stock Grants or Stock Units) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Option or SAR whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

2.11 Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.

ARTICLE 3    SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation. Common Shares issued pursuant to the Plan shall be authorized but unissued or reacquired shares. The maximum aggregate number of Common Shares reserved for issuance under the Plan is equal to the sum of: (i) 3,692,8151 Common Shares plus (ii) any Common Shares subject to any outstanding awards under the Prior Plans that on or after the Shareholder Approval Date are either forfeited or are repurchased at original cost by the Company plus any Common Shares that are not issued to the award holder as a result of a Prior Plan outstanding award being exercised or settled on or after the Shareholder Approval Date for less than the full number of Common Shares that are subject to such exercise or settlement, subject to maximum of 1,404,769 Common Shares for this clause (ii). The aggregate number of Common Shares that may be issued under the Plan through ISOs is 5,097,584 Common Shares. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

3.2 Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Common Shares available for Awards.

3.3 Share Utilization. If Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Restricted Shares are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. Subject to Article 12, if Stock Units are forfeited or terminate for any other reason before being settled, then the corresponding Common Shares shall again become available for Awards under the Plan. Subject to Article 12, if Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number of Common Shares available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number of Common Shares available under Section 3.1 and the balance shall again become available for Awards under the Plan. The provisions of this Section 3.3 shall be subject to adjustment pursuant to Article 10.

[1]	The current aggregate share limit for this Plan is 416,666 shares (excluding shares originally authorized for issuance under the Prior Plans). Stockholders are being asked to approve amendments to the Plan that would increase this aggregate Share Limit by an additional 3,276,149 shares (so that the new aggregate Share Limit for the plan would be 3,692,815 shares, in addition to the shares originally authorized and not issued under the Prior Plans as set forth above). The ISO limit referred to in Section 3.1 would also be increased by an additional 3,276,149 shares so that the new limit would be 5,097,584 shares.

ARTICLE 4    ELIGIBILITY.

4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.

4.2 Other Grants. Employees, Outside Directors and Consultants, including prospective Employees, Directors and Consultants conditioned on the beginning of their Service, shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

4.3 Section 162(m) Limitation.

(a) Options And SARs. For so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code and with respect to grants of Options or SARs that are intended to qualify as performance-based compensation under Code Section 162(m), no Employee may be granted one or more SARs and Options within any Fiscal Year under the Plan to purchase more than 1,300,0002 Common Shares under Options or to receive compensation calculated with reference to more than that number of Common Shares under SARs, with such limit subject to adjustment pursuant to Article 10. If an Option or SAR is cancelled without being exercised, that cancelled Option or SAR shall continue to be counted against the limit on Options and SARs that may be granted to any individual under this Section 4.3(a).

(b) Cash Awards And Stock Awards. Any Award intended as “qualified performance-based compensation” within the meaning of section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions. The Committee shall have the discretion to determine the time and manner of compliance with section 162(m) of the Code.

ARTICLE 5    OPTIONS.

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant (and shall not be less than 110% of the Fair Market Value for an ISO granted to a Ten Percent Shareholder).

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant (and shall not exceed 5 years from the date of an ISO grant for a Ten Percent Shareholder). If an Optionee changes status from an Employee to a Consultant or Outside Director, that Optionee’s ISOs will become NSOs if not exercised within the three-month period beginning with the Optionee’s termination of Service as an Employee for any reason other than the Optionee’s death or Disability. An ISO shall be treated as an NSO if it remains exercisable after, and is not exercised within, the three-month period described above. If an Optionee’s Service

[2]	Stockholders are being asked to approve an increase in this limit to 1,300,000 shares.

terminates due to Disability, any ISO held by such Optionee shall be treated as an NSO if it remains exercisable after, and is not exercised within, one year after termination of the Optionee’s Service. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. No Option granted to an individual who is subject to the overtime pay provisions of the Fair Labor Standards Act may be exercised before the expiration of six months after the Grant Date.

5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 10.3.

5.6 Nonassignability of Options. Except as determined by the Committee, no Option shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Participant. No rights under an ISO may be transferred by the Participant, other than to a trust where under section 671 of the Code and other Applicable Law the Participant is considered the sole beneficial owner of the Option while it is held in trust, or by will or the laws of descent and distribution. The Company’s compliance with a Domestic Relations Order, or the exercise of an ISO by a guardian or conservator appointed to act for the Participant, shall not violate this Section 5.6.

5.7 Substitute Options. The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or a Parent, Subsidiary or Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Substitute Options may be NSOs or ISOs. Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Article 10) Substitute Options shall be Options to purchase Common Shares rather than equity securities of the granting entity and shall have an Exercise Price adjusted appropriately, as determined by the Board.

5.8 Limitation on ISOs. Options intended to be ISOs that are granted to any single Optionee under all incentive stock option plans of the Company and its Parents or Subsidiaries, including ISOs granted under the Plan, may not first become exercisable for more than $100,000 in Fair Market Value of stock (measured on the grant dates of the Options) during any calendar year.

ARTICLE 6    PAYMENT FOR OPTION SHARES.

6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents denominated in U.S. dollars (except as specified by the Committee for non-U.S. Employees or non-U.S. sub-plans) at the time when such Common Shares are purchased, except as follows:

(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b) In the case of an NSO granted under the Plan, the Committee may at any time permit payment to be made in any form(s) described in this Article 6.

6.2 Exercise/Sale. To the extent that this Section 6.2 is made applicable to an Option by the Committee, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company; provided that to the extent the Company would be deemed to extend or arrange for the extension of credit in the form of a personal loan to an Optionee under the foregoing procedure, no Officer or Director may use the foregoing procedure to pay the Exercise Price.

6.3 Other Forms of Payment. To the extent that this Section 6.3 is made applicable to an Option by the Committee, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with Applicable Law, regulations and rules.

ARTICLE 7    STOCK APPRECIATION RIGHTS.

7.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

7.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10.

7.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price provided that the Exercise Price under a SAR shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

7.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR provided that the term of a SAR shall in no event exceed 10 years from the date of grant. The grant or vesting of a SAR may be made contingent on the achievement of performance conditions. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

7.5 Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section  10.3.

7.6 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine, over the period or periods set forth in the SAR Agreement. A SAR Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a SAR, on an aggregate basis or as to any Participant. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

7.7 Nonassignability of SARs. Except as determined by the Committee, no SAR shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. However, SARs may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Participant.

7.8 Substitute SARs. The Board may cause the Company to grant Substitute SARs in connection with the acquisition by the Company or a Parent, Subsidiary or Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Unless and to the extent specified otherwise by the Board, Substitute SARs shall have the same terms and conditions as the SARs they replace, except that (subject to the provisions of Article 10) Substitute SARs shall be exercisable with respect to the Fair Market Value of Common Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflect that substitution.

ARTICLE 8    RESTRICTED SHARES.

8.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2 Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, labor done, services actually rendered to the Company or for its benefit or in its reorganization, debts or securities cancelled, tangible or intangible property actually received either by the Company or a wholly-owned subsidiary, and promissory notes (provided the recipient is an Employee who is not a Director or Officer at the time of grant). All cash and cash equivalents shall be dominated in U.S. dollars except as specified by the Committee for non-U.S. Employees or non-U.S. sub-plans.

8.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Committee may include among such conditions the achievement of Objectively Determinable Performance Conditions A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

8.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Notwithstanding the foregoing, dividends awarded with respect to Restricted Shares subject to unsatisfied performance-based conditions shall accumulate until all applicable performance-based conditions have been satisfied and will be paid, if at all, as soon as reasonably practicable following the satisfaction of the applicable performance-based conditions.

8.5 Nonassignability of Restricted Shares. Except as determined by the Committee, no Restricted Shares shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution until such time as the Restricted Shares have vested. Notwithstanding anything to the contrary herein, Restricted Shares may be transferred and exercised in accordance with a Domestic Relations Order.

8.6 Substitute Restricted Shares. The Board may cause the Company to grant Substitute Restricted Shares in connection with the acquisition by the Company or a Parent, Subsidiary or Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Restricted Shares shall have the same terms and conditions as the restricted shares they replace, except that (subject to the provisions of Article 10) Substitute Restricted Shares shall be Common Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflect the substitution. Any such Substituted Restricted Shares shall be granted effective on the effective date of the acquisition.

8.7 Section 162(m) Limitation. For so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code and with respect to grants of Restricted Shares that are intended to qualify as performance-based compensation under Code Section 162(m), no Employee may be granted within any Fiscal Year under the Plan more than 33,333 Restricted Shares which are subject to the achievement of Objectively Determinable Performance Conditions, with such limit subject to adjustment pursuant to Article 10.

ARTICLE 9    STOCK UNITS.

9.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

9.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

9.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. The Committee may include among such conditions the achievement of Objectively Determinable Performance Conditions. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of vesting may be required under Section  10.3.

9.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both, as determined by the Committee. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach. Notwithstanding the foregoing, dividend equivalents awarded with respect to Stock Units subject to unsatisfied performance-based conditions shall accumulate until all applicable performance-based conditions have been satisfied and will be paid, if at all, as soon as reasonably practicable following the satisfaction of the applicable performance-based conditions.

9.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee, over the period or periods established by the Committee. A Stock Units Award may place limits on the amount that may be paid over any specified period or periods, on an aggregate basis or as to any Participant. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on performance criteria. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Distribution on settlement may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

9.6 Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

9.7 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

9.8 Nonassignability of Stock Units. Except as determined by the Committee, no Stock Units Award shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. Notwithstanding anything to the contrary herein, Stock Units Awards may be transferred and exercised in accordance with a Domestic Relations Order.

9.9 Substitute Stock Units. The Board may cause the Company to grant Substitute Stock Units in connection with the acquisition by the Company or a Parent, Subsidiary or Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Stock Units shall have the same terms and conditions as the stock units they replace, except that (subject to the provisions of Article 10) Substitute Stock Units shall be settled with respect to the Fair Market Value of the Common Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflect the substitution.

9.10 Section 162(m) Limitation. For so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code and with respect to grants of Stock Units that are intended to qualify as performance-based compensation under Code Section 162(m), no Employee may be granted within any Fiscal Year under the Plan more than 33,333 Stock Units which are subject to the achievement of Objectively Determinable Performance Condition, with such limit subject to adjustment pursuant to Article 10.

ARTICLE 10    PROTECTION AGAINST DILUTION.

10.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Common Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments to:

(a) the maximum aggregate number of Common Shares reserved for issuance under the Plan as specified in Section 3.1 and to be issued as ISOs as set forth under Section 3.1 and the number of Common Shares under the Prior Plans that may become available for award under this Plan pursuant to Section 3.1(ii);

(b) the number and kind of securities available for Awards (and which can be issued as ISOs) under Section 3.1;

(c) the limitations set forth in Sections 4.3(a), 8.7 and 9.10;

(d) the number and kind of securities covered by each outstanding Award;

(e) the Exercise Price under each outstanding Option and SAR; or

(f) the number and kind of outstanding securities issued under the Plan.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such proportionate adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 10, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. Any adjustment of Common Shares pursuant to this Section 10.1 shall be rounded down to the nearest whole number of Common Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

10.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs, unvested Restricted Shares and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company and be forfeited to the Company.

10.3 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving entity or its parent or subsidiary, (c) the substitution by the surviving entity or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards, (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards, or (f) cancellation of outstanding Awards with or without consideration, and in all cases without needing consent of any Participant. In the event of a Divestiture, the Board may, but need not, direct that one or more of the foregoing actions be taken with respect to Awards held by, for example, Employees, Outside Directors or Consultants for whom the transaction or event resulted in a termination of Service. The Board need not adopt the same rules for each Award or Participant.

ARTICLE 11    DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a Participant to:

(a) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(c) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 11 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 11.

Any and all arrangements under this Article 11 must comply with the rules and requirements of Section 409A of the Code including, without limitation, the requirements for the timing of deferral elections and the Delay In Payments to Specified Employees.

ARTICLE 12    AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under the Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3. Notwithstanding the foregoing, each Common Share issued pursuant to this Article 12 shall be counted against the Plan reserve in Section 3.1 as one (1) Common Share to the extent such shares are issued in respect of awards under other plans or programs that have substantially similar terms and conditions to Options or SARs granted under the Plan, including, with respect to stock options or equivalent securities, an exercise price at least equal to the fair market value of the securities for which the stock option or equivalent security is exercisable, measured at the date of grant.

ARTICLE 13    PAYMENT OF DIRECTORS’ FEES IN SECURITIES.

13.1 Effective Date. No provision of this Article 13 shall be effective unless and until the Board has determined to implement such provision.

13.2 Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 13 must be timely filed with the Company on the prescribed form.

13.3 Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The Board shall also determine the terms of such NSOs, Restricted Shares or Stock Units.

ARTICLE 14    LIMITATION ON RIGHTS.

14.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to Applicable Law, the Company’s articles of incorporation and by-laws and a written employment agreement (if any).

14.2 Shareholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by satisfying all requirements for exercise at a time when the Company is obligated to deliver such Common Shares under the terms of the Award agreement and this Plan. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

14.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all Applicable Law. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all Applicable Law relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

14.4 Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention.

ARTICLE 15    WITHHOLDING TAXES.

15.1 General. To the extent required by Applicable Law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

15.2 Share Withholding. To the extent that Applicable Law subjects a Participant to tax withholding obligations, the Committee may establish procedures that may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE 16    FUTURE OF THE PLAN.

16.1 Term of the Plan. The Plan was effective on the Effective Date. The Plan, as may be amended or restated from time to time, shall remain in effect until the tenth anniversary of the Effective Date or until such earlier date as provided under Section 16.2. Except as provided in Section 3.1, this Plan will not in any way affect outstanding awards that were issued under the Prior Plans or other Company equity compensation plans. No further awards may be granted under the Prior Plans as of the date of approval of this Plan by the Company’s shareholders.

16.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by Applicable Law. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not impair the rights of any Participant under any Award previously granted under the Plan unless the Participant consents to such amendment. The Board or the Committee may amend the terms of any existing Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant unless the Participant consents to such amendment. The Board or the Committee may not amend the terms of any Option or SAR to reduce the Exercise Price (except pursuant to Article 10), or cancel any Option or SAR and grant a new Option or SAR with a lower Exercise Price such that the effect would be the same as reducing the Exercise Price, without the approval of the Company’s shareholders. Notwithstanding anything herein to the contrary, no consent of a Participant shall be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Article 10, is in the best interests of the Company or its shareholders. The Board may, but need not, take the tax or accounting consequences to affected Participants into consideration in acting under the preceding sentence. Those decisions shall be final, binding and conclusive. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it under the Plan with respect to Awards granted before the termination notwithstanding that Awards become exercisable or are to be settled after the termination.

ARTICLE 17    DEFINITIONS.

17.1 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

17.2 “Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Common Shares are listed or quoted, applicable to the taking or refraining from taking of any action under the Plan, including the administration of the Plan and the issuance or transfer of Awards.

17.3 “Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

17.4 “Board” means the Company’s Board of Directors, as constituted from time to time.

17.5 “Cause” means, except as may otherwise be provided in an applicable Award agreement, (a) acts or omissions constituting gross negligence, recklessness or willful misconduct with respect to the Participant’s obligations or otherwise relating to the business of the Company; (b) the Participant’s material breach of a written agreement between the Participant and the Company (or a Parent, Subsidiary or Affiliate); (c) conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; (d) dishonesty or involvement in any conduct that adversely affects the Company’s name or public image or is otherwise detrimental to the Company’s business interests; (e) willful neglect of duties; or (f) unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Parent, Subsidiary or Affiliate employing the Participant) may consider as grounds for the discharge of the Participant without Cause. The Committee shall be entitled to determine “Cause” based on the Committee’s good faith belief.

17.6 “Change in Control” means, except as may otherwise be provided in an applicable Award agreement:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors;

(d) Any transaction as a result of which the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Continuing Directors who are not affiliated with the offeror do not recommend such shareholders accept; or

(e) A Divestiture; provided that a Divestiture shall be a Change in Control only to the extent that the Board determines that such Divestiture constitutes a Change in Control, and then only for those Participants for whom the Board has expressly resolved that such Divestiture constitutes a Change in Control for such Participants. In making such determination, the Board need not adopt the same rules for each Award or Participant.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. The Committee shall determine whether an event shall be treated as a Change in Control.

17.7 “Code” means the Internal Revenue Code of 1986, as amended.

17.8 “Committee” means a committee of the Board, as described in Article 2.

17.9 “Common Share” means one share of the common stock of the Company.

17.10 “Company” means Overland Storage, Inc., a California corporation.

17.11 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor.

17.12 “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

17.13 “Delay In Payments to Specified Employees” means if a Participant is a “specified employee” (as defined under Code Section 409A) on separation from Service, to the extent any Award or arrangement needs to comply with Code Section 409A, then certain payments may be delayed and not be paid during the first six months following the separation from Service but will instead be paid on the earlier of the first business day of the 7th month following the separation from Service, or ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest.

17.14 “Director” means a member of the Board of Directors of the Company.

17.15 “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Disability of a Participant shall be determined solely by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.

17.16 “Divestiture” means a transaction or event where the Company or a Parent, Subsidiary or Affiliate sells or otherwise transfers its equity securities to a person or entity other than the Company or a Parent, Subsidiary or Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, where the Board specifies that such transaction or event constitutes a “Divestiture.”

17.17 “Domestic Relations Order” means a “domestic relations order” as defined in, and otherwise meeting the requirements of, section 414(p) of the Code, except that reference to a “plan” in that definition shall be to the Plan.

17.18 “Effective Date” means November 14, 2009 which was the date on which the Plan was adopted by the Board.

17.19 “Employee” means a common law employee of the Company, a Parent, a Subsidiary or an Affiliate. Notwithstanding the foregoing, individuals who are classified by the Company or a Parent, Subsidiary or Affiliate as (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers, shall not be deemed Employees. The Company’s or a Parent’s, Subsidiary’s or Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of the Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee due to transfers between locations of the Company, or among the Company and a Parent, Subsidiary or Affiliate, or to any successor to the Company or a Parent, Subsidiary or Affiliate that assumes an Optionee’s Options under Section 10.3. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

17.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

17.21 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

17.22 “Fair Market Value” means the market price of a Common Share determined by the Committee as follows:

(i) If the Common Shares were traded on a stock exchange (such as the New York Stock Exchange, NYSE Amex, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Common Shares) on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;

(ii) If the Common Shares were traded on the OTC Bulletin Board at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Bulletin Board for such date of determination, or if there were no sales on such date, on the last date preceding such date on which a sale was reported; and

(iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.

17.23 “Fiscal Year” means the Company’s fiscal year.

17.24 “Involuntary Termination” means the termination of the Participant’s Service by reason of:

(a) The involuntary discharge of the Participant by the Company (or the Parent, Subsidiary or Affiliate employing him or her) for reasons other than Cause; or

(b) The voluntary resignation of the Participant following (i) a material adverse change in his or her title, stature, authority or responsibilities with the Company (or the Parent, Subsidiary or Affiliate employing him or her), (ii) a material reduction in his or her base salary or (iii)  receipt of notice that his or her principal workplace will be relocated by more than 90 miles.

17.25 “ISO” means an incentive stock option described in section 422(b) of the Code.

17.26 “NSO” means a stock option not described in sections 422 or 423 of the Code.

17.27 “Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of Service to which it relates, or (2) before 25% of the period of Service to which it relates has elapsed, (ii) that is substantially uncertain of achievement at the time it is established, and (iii) the achievement of which would be determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used in Objectively Determinable Performance Conditions include net order dollars, net profit dollars, net profit growth, net revenue dollars, profit/loss or profit margin, operating profit, net operating profit, operating margin, working capital, sales or revenue, revenue growth, gross margin, cost of goods sold, individual performance, cash, accounts receivables, writeoffs, cash flow, liquidity, income, net income, operating income, net operating income, earnings, earnings before interest, taxes, depreciation and/or amortization, earnings per share, growth in earnings per share, price/earnings ratio, debt or debt-to-equity, economic value added, assets, return on assets, return on equity, stock price, shareholders’ equity, total shareholder return, including stand-alone or relative to a stock market or peer group index, return on capital, return on assets or net assets, return on investment, return on operating revenue, any other financial objectives, objective customer satisfaction indicators and efficiency measures, operations, research or related milestones, intellectual property (e.g., patents), product development, site, plant or building development, internal controls, policies and procedures, information technology, human resources, corporate governance, business development, market share, strategic alliances, licensing and partnering, contract awards or backlog, expenses, overhead or other expense reduction, compliance programs, legal matters, accounting and reporting, credit rating, strategic plan development and implementation, mergers and acquisitions and divestitures, financings, management, improvement in workforce diversity, or any similar criteria, each with respect to the Company and/or a Parent, Subsidiary or Affiliate, and/or an individual business unit.

17.28 “Officer” means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

17.29 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

17.30 “Optionee” means an individual or estate who holds an Option or SAR.

17.31 “Outside Director” means a member of the Board who is not an Employee.

17.32 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

17.33 “Participant” means (i) a person to whom an Award has been granted, including a holder of a Substitute Award; or (ii) a person to whom an Award has been transferred in accordance with the applicable requirements of Sections 5.6, 7.7, 8.5, or 9.8

17.34 “Plan” means this Overland Storage, Inc. 2009 Equity Incentive Plan, as amended from time to time.

17.35 “Prior Plans” means the Company’s 1995 Stock Option Plan, 1997 Executive Stock Option Plan, 2000 Stock Option Plan, 2001 Supplemental Stock Option Plan, and 2003 Equity Incentive Plan, each as in effect on the Effective Date.

17.36 “Restricted Share” means a Common Share awarded pursuant to Article 8 of the Plan.

17.37 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

17.38 “SAR” means a stock appreciation right granted under the Plan.

17.39 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

17.40 “Service” means service as an Employee, Outside Director or Consultant. Unless otherwise determined by the Committee or otherwise provided in the Plan or Award agreement, Service shall continue notwithstanding a change in status from an Employee, Consultant or Outside Director to another such status. An event that causes a Parent, Subsidiary or Affiliate to cease having status as a Parent, Subsidiary or Affiliate shall be deemed to discontinue the Service of that entity’s Employees, Outside Directors and Consultants unless such persons retain the status of Employee, Outside Director or Consultant of the Company or a remaining Parent, Subsidiary or Affiliate.

17.41 “Shareholder Approval Date” means January 5, 2010 which was the date on which the adoption of the Plan was approved by the Company’s shareholders.

17.42 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

17.43 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

17.44 “Stock Unit Agreement” means the agreement between the Company and the recipient of Stock Units that contains the terms, conditions and restrictions pertaining to such Stock Units.

17.45 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

17.46 “Substitute Award” means a Substitute Option, Substitute SAR, Substitute Restricted Share or Substitute Stock Unit granted in accordance with the terms of the Plan.

17.47 “Substitute Option” means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

17.48 “Substitute SAR” means a SAR granted in substitution for, or upon the conversion of, a stock appreciation right granted by another entity with respect to equity securities in the granting entity.

17.49 “Substitute Restricted Share” means a Restricted Share granted in substitution for a restricted share granted by another entity with respect to equity securities in the granting entity.

17.50 “Substitute Stock Unit” means a Stock Unit granted in substitution for, or upon the conversion of, a stock unit granted by another entity with respect to equity securities in the granting entity.

17.51 “Ten Percent Shareholder” means any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary on the date of Option grant.

ARTICLE 18    EXECUTION.

To record the adoption of the Plan by the Board and approval by the Company’s shareholders of such adoption on January 5, 2010, the Company has caused its duly authorized officer to execute this document in the name of the Company.

OVERLAND STORAGE, INC.

By:
Title:

Overland Storage, Inc.

2009 Equity Incentive Plan

PLAN HISTORY

Date	Action
November 14, 2009	Adopted by Board of Directors, subject to shareholder approval.

January 5, 2010	Approved by Shareholders.

February 16, 2010	Amended by Board of Directors, subject to shareholder approval.

2010 Special Meeting Proxy
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Eric L. Kelly and Kurt L. Kalbfleisch, or either of them, with power of substitution to each, to vote all shares of common stock and Series A Convertible Preferred Stock which I have power to vote at the special meeting of shareholders of Overland Storage, Inc. to be held on Friday, April 23, 2010 at 9:00 a.m., or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. My appointed proxies are authorized in their discretion to vote upon such other business as may properly come before the special meeting.

(CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

Thank You For Voting

COMPANY #
There are three ways to vote your Proxy.
Your telephone or Internet vote authorizes the proxies named on the reverse side of this proxy card to vote your shares in the same manner as if you marked, signed and returned this proxy card.
VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK***EASY***IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 9:00 p.m., Pacific Time, on April 22, 2010.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Follow the simple instructions the voice provides you.
VOTE VIA INTERNET – http://www.eproxy.com/ovrl/ – QUICK***EASY***IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 9:00 p.m., Pacific Time, on April 22, 2010.
•

Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Overland Storage, Inc., c/o Wells Fargo Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone or Internet, please do not mail your proxy card.

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THE DIRECTORS RECOMMEND A VOTE “FOR” PROPOSALS 1, 2 AND 3

1.

TO APPROVE THE FULL CONVERSION OF OUR OUTSTANDING SERIES A PREFERRED STOCK INTO 4,521,616 SHARES OF COMMON STOCK AND THE FULL EXERCISE OF OUTSTANDING WARRANTS EXERCISABLE TO PURCHASE SHARES UP TO 6,373,266 OF COMMON STOCK

☐ For ☐ Against ☐ Abstain
2.

TO APPROVE AMENDMENTS TO THE 2009 EQUITY INCENTIVE PLAN, INCLUDING AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARD GRANT PURPOSES UNDER THE 2009 EQUITY INCENTIVE PLAN BY 3,276,149 SHARES OF COMMON STOCK

☐ For ☐ Against ☐ Abstain
3.	TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 45,000,000 SHARES TO 45,100,000 SHARES	☐ For ☐ Against ☐ Abstain

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE APPOINTED PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Address change? Mark Box ☐ Indicate changes below		Date:

Please sign exactly as your name(s) appear to the left. When signing in a fiduciary or representative capacity, please add your full title. If shares are registered in more than one name, all holders must sign. If signature is for a corporation or partnership, the handwritten signature and title of an authorized officer or person is required, together with the full company name.